Exhibit 10.1
LEASE AGREEMENT
FROM
TOWNSEND SUMMIT, LLC,
LANDLORD
TO
DIODES FABTECH, INC.
(formerly known as FabTech, Inc.)
TENANT
DATED: September 1, 2006

Table of Contents

1.	PREMISES DEMISED	1
2.	TERM	4
3.	RENTAL	4
4.	DELIVERY OF THE PREMISES	6
5.	ACCEPTANCE OF THE PREMISES	6
6.	USE	6
7.	TENANT’S IMPROVEMENTS AND CARE OF THE PREMISES	8
8.	LANDLORD’S SERVICES AND OBLIGATIONS	12
9.	HAZARDOUS WASTES/ENVIRONMENTAL COMPLIANCE	16
10.	ASSIGNMENT AND SUBLEASE	20
11.	DAMAGE OR DESTRUCTION	21
12.	CONDEMNATION	23
13.	INSURANCE	23
14.	SUBROGATION AND WAIVER	25
15.	INDEMNIFICATION AND HOLD HARMLESS	26
16.	SUBORDINATION AND NON-DISTURBANCE	27
17.	LANDLORD’S RIGHT OF ENTRY	29
18.	DEFAULT; REMEDIES	29
19.	SURRENDER; HOLDING OVER	33
20.	QUIET ENJOYMENT	33
21.	MUTUAL REPRESENTATION OF AUTHORITY	33
22.	LANDLORD’S LIABILITY AND TENANT’S LIABILITY	34
23.	REAL ESTATE BROKERS	34
24.	ATTORNEYS’ FEES	34
25.	ESTOPPEL CERTIFICATE	35
26.	NO RECORDING	35
27.	WAIVERS; CONSENT TO JURISDICTION	35
28.	GOVERNING LAW	36
29.	NOTICES	36
30.	COUNTERPARTS	36
31.	ENTIRE AGREEMENT	36
32.	SEVERABILITY AND INTERPRETATION	37
33.	HEIRS, SUCCESSORS, AND ASSIGNS; PARTIES	37
34.	SURVIVAL	38
35.	FORCE MAJEURE	38
36.	TIME OF THE ESSENCE	38
37.	HEADINGS	38
38.	RULES AND REGULATIONS	38
39.	LEASE BINDING UPON DELIVERY; NO OPTION	39
40.	NATURAL GAS LICENSE AGREEMENT	39
41.	BASE RENT AND CAM REIMBURSEMENT TO TENANT	39
i

EXHIBITS

A-1	Drawing of the Primary Premises

A-2	Drawing of the Basement Area

A-3	Drawing of the Parking Area, Etc.

B	The Land

C	Intentionally Deleted

D	Requirements for Tenant Improvements

E	Environmental Health and Safety Agreement

F	Rules and Regulations for Use of the Roof

G	Rules and Regulations

H	Permanent Items to be Removed from Premises by Tenant

I.	Intentionally Deleted

J.	Natural Gas License Agreement

K.	Tenant’s Office and Support Space
ii

AMENDED AND RESTATED LEASE AGREEMENT
          THIS AMENDED AND RESTATED LEASE AGREEMENT (this “Lease”) is made as of this 1st day of September, 2006 (the “Effective Date”), between TOWNSEND SUMMIT, LLC, a Delaware limited liability company (the “Landlord”) having an office at c/o Townsend Capital, LLC, 210 West Pennsylvania Avenue, Suite 700, Towson, Maryland 21204 and DIODES FABTECH, INC., a Delaware corporation (the “Tenant”) formerly know as FabTech, Inc., and having an office at 777 N.W. Blue Parkway, Lee’s Summit, Missouri 64086-5709.
W I T N E S S E T H:
     WHEREAS, the Landlord and FabTech, Inc. are parties to that certain Summit Technology Center Lease dated October 29, 1999, as amended by that certain First Lease Amendment dated September 30, 2004 (but effective as of August 1, 2004) (collectively, the “Initial Lease”).
     WHEREAS, the parties hereto desire to extend the lease term, and to amend and clarify certain provisions of the Initial Lease to more accurately reflect the agreement of the parties and to more accurately reflect, among other things, the facts and circumstances concerning (a) the area and layout of the Premises (as defined below), and (b) the services provided to the Building (as defined below) and/or Premises and the responsibility of the parties with respect thereto, as the same now exist.
     WHEREAS, the parties hereto agree, by this Lease, to amend and restate the Initial Lease in its entirety and to replace the same with the following:
          1. PREMISES DEMISED.
               (a) Landlord leases and demises to Tenant and Tenant rents and leases from Landlord
               (i) that portion of the Project (the “Primary Premises”) which is shown on Exhibit A-1 attached hereto and made a part hereof (and is depicted thereon as “FabTech 73,785 RSF”) containing 73,785 rentable square feet (“RSF”) which is located in the north building (the “Building”) of that certain group of buildings known as the Summit Technology Campus, Lee’s Summit, Missouri (collectively, the “Project”),
               (ii) portions of the basement in the Building, which are shown on Exhibit A-2 attached hereto and made a part hereof (which are depicted thereon as (A) “FABTECH 31,693 SF”, (B) “FABTECH 29,267 SF”, and (C) “FABTECH 7,534 SF”, and referred to herein, collectively, as “FabTech — Basement Area”),
               (iii) an enclosed space adjacent to the Primary Premises and outside of the Building for the installation and operation of a deionized water generation system and reserve air compressor tank which is shown on Exhibit A-3 attached hereto and made a part hereof (and is depicted thereon as “FabTech DI Water Enclosure 6,509 Sq. Ft.”, and referred to herein, as the “DI Space”),
               (iv) an enclosed area outside of the Building for Tenant to collect and store, among other things, hazardous waste generated at the Primary Premises which is shown on Exhibit A-3 (and is depicted thereon as “FabTech Haz Storage & Silane Bunker 1,121 Sq. Ft.”, and referred to herein, as the “Storage Area”),
               (v) the area outside of the Building for the operation of (x) a hydrogen system, and/or (y) an oxygen system, which area is shown on Exhibit A-3 (and is depicted thereon as “FabTech Hydrogen System 21,554 Sq. Ft.”, and referred to herein, as the “Hydrogen Area”),
               (vi) the area outside of the Building for the operation of a nitrogen system which is shown on Exhibit A-3 (and is depicted thereon as “FabTech Nitrogen System 6,500 Sq. Ft.”, and referred to herein, as the “Nitrogen Area”),
               (vii) through and including December 31, 2006, the area outside of the Building shown on Exhibit A-3 as “FabTech Oxygen System to be relocated to the DI Space by 12/31/06”, and thereafter the DI Space for the operation of an oxygen system (such area, the “Oxygen Area”),
               (viii) the area identified on Exhibit A-3 as “FabTech New Caustic Area 870 Sq. Ft.” for the operation of a caustic system (such area, the “Caustic Area”), and
               (ix) through and including December 31, 2006, the truck turn-around area at the northeast corner of the Building for use of Tenant’s recycling dumpster, and thereafter the area identified on Exhibit A-3 as “Fabtech Dumpster Compactor Location 920 Sq. Ft.” (such area, the “Dumpster Location”).
The (1) Primary Premises, (2) FabTech-Basement Area, (3) DI Space, (4) Storage Area, (5) Hydrogen Area, (6) Nitrogen Area, (7) Oxygen Area, (8) Caustic Area, and (9) the Dumpster Location, shall hereinafter collectively be referred to as the “Premises”.
               (b) The parties agree that for purposes of this Lease, the total RSF of the Project is 1,037,985 RSF, the total RSF of the Building is 553,960 RSF, and the total RSF of the Primary Premises is 73,785 RSF.
               (c) The Project and the land upon which the Project is located, more particularly described on Exhibit B attached hereto and by this reference incorporated herein (the “Land”), are referred to herein collectively as the “Property”.
               (d) The Premises shall include the appurtenant right to use, in common with others, (i) the cafeteria, public restrooms, public lobbies, entrances, stairs, corridors and elevators at the Building, (ii) subject to compliance with Legal Requirements and the provisions of Exhibit F attached hereto and made a part hereof, a portion of the roof for the installation, maintenance, operation and repair of the Specialized Cooling System (as hereinafter defined), and (iii) the parking areas (subject to the provisions of Paragraph 1(e) below), driveways, sidewalks, open space and other public portions of the Project, subject in all instances and under all circumstances to Landlord’s right to alter, modify and, to the extent necessary, to temporarily block off access to portions of such public areas if Landlord deems it desirable or appropriate to do so provided Tenant, its employees and invitees shall always have reasonable access to the Premises and Tenant’s parking area. Notwithstanding the foregoing, Landlord may charge a fee (to be retained by Landlord as its sole property), which fee shall be charged on a consistent basis with all other tenants in the Building, for use of conference room(s), auditorium(s) and other similar facilities in the Building and may determine in its sole discretion the scheduling for usage thereof by tenants; PROVIDED, HOWEVER, Landlord shall have no obligation to provide any conference rooms, auditoriums or similar facilities in the Project. All the windows and outside walls of the Premises, and any space in the Premises used for shafts, pipes, conduits, ducts, telephone ducts and equipment, electric or other utilities, sinks or other Project or Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance, inspection, display and repairs are hereby reserved for use in common by Landlord and Tenant. No easement for light, air or view is granted or implied hereunder, and the reduction or elimination of Tenant’s light, air or view will not affect Tenant’s liability or obligations under this Lease.
               (e) Parking Areas. Tenant shall have the right to use, without additional charge, a minimum of three hundred twenty-eight (328) parking spaces, such parking spaces to be located in that portion of the parking area in the Property designated on Exhibit A-3 as “FabTech Parking Area” for use by Tenant and its employees and visitors, subject, however, to the other terms and provisions of this Lease. Such parking spaces shall be available for use by Tenant and its employees on a non-exclusive basis in common with others entitled thereto. Tenant agrees to furnish Landlord upon request with the license numbers of all automobiles of Tenant and its employees, and agrees to update such list annually or upon the reasonable request of Landlord. If Tenant or its employees shall park their automobiles in areas other than appropriate areas designated on Exhibit A-3, Landlord shall have the right with respect to each such automobile (i) to affix a notice of violation of this rule on such automobiles, (ii) to have such automobiles removed at Tenant’s expense (and Landlord shall have no liability in connection with any damage to such automobile resulting therefrom), and/or (iii) to fine Tenant $20 per day for each day or portion thereof such automobile(s) are parked in violation of this provision. Landlord shall have the right to enlarge, reduce and re-arrange the layout or location of the parking areas and Property lawns and other green space and to designate specific parking spaces for use by Tenant from time to time. If Landlord re-arranges the layout or location of the parking areas, Landlord shall undertake reasonable efforts to locate the parking area within reasonable proximity to the Premises. Tenant and its employees shall not park their automobiles within any fire lanes or driveways on the Property or within any areas in which parking is prohibited by applicable governing ordinance. Notwithstanding the foregoing, unless in connection with a permitted sublease or assignment pursuant to Section 10 hereof, Tenant shall not be permitted to sublet or assign the right to use any of the parking spaces or parking areas described in this Paragraph 1(e).

          2. TERM.
               (a) Term. The term of this Lease (the “Term”) shall commence on the Effective Date and shall expire at 11:59 p.m. on December 31, 2013 (the “Expiration Date”), unless sooner terminated as herein provided.
               (b) Early Termination Right. Effective any time after June 30, 2011, upon at least twelve (12) months prior written notice to Landlord, Tenant shall have the right to terminate this Lease upon the date specified in such notice (such date, hereinafter, the “Early Termination Date”). For any such notice to be effective, Landlord must receive a termination fee, on or before the Early Termination Date, equal to fifty percent (50%) of the amount of Base Rental that otherwise would have been owed for the remainder of the Term from the Early Termination Date (not to exceed $718,665.90).
          3. RENTAL.
               (a) Base Rental. Tenant shall pay to Landlord at the address of Landlord indicated herein, or at such other place as Landlord may designate in writing, without demand, deduction or setoff, base rental (said rent, as the same may be adjusted from time to time, is herein referred to as the “Base Rental”), due and payable in monthly installments (the “Monthly Base Rental”) in advance commencing on the Effective Date and continuing thereafter on the first (1st) day of each calendar month during the Term (hereinafter, a “Payment Date”). The Monthly Base Rental due and payable during the Term shall be in amounts as set forth below:

	Base Rental per RSF	Monthly
Dates	of the Primary Premises	Base Rental
September 1, 2006 through	$19.00	$116,826.25
June 30, 2011
July 1, 2011 through	$19.48	$119,777.65
June 30, 2012
July 1, 2012 through	$19.97	$122,790.54
June 30, 2013

	Base Rental per RSF	Monthly
Dates	of the Primary Premises	Base Rental
July 1, 2013 through	$20.47	$125,864.91
December 31, 2013
Should this Lease terminate on any date other than the last day of a calendar month, the amount of Base Rental (and consequently the amount of the Monthly Base Rental) due from Tenant shall be proportionately adjusted based on that portion of the month that this Lease is in effect. Tenant shall also pay all other sums of money that shall become due from Tenant under this Lease other than Base Rental (“Additional Rent”) without deduction, offset or counterclaim within the time periods set forth herein, and if no such period is established, then within fifteen (15) days of receipt of Landlord’s written demand therefor containing the amount due and a reasonably detailed statement as to the nature of such Additional Rent. As used in this Lease, “Rent” shall mean Base Rental and Additional Rent.
               (b) No Setoff Deduction, Counterclaim or Abatement. Tenant shall pay any and all Base Rental, Additional Rent and costs, expenses and obligations of every kind and nature whatsoever relating to the Premises without setoff, deduction, counterclaim or abatement, except as specifically and expressly (and not impliedly) provided in this Lease.
               (c) Use and Occupancy Tax. Tenant shall also pay before any penalties or fines are assessed to the appropriate governmental authority any use and occupancy tax in connection with the Premises. In the event Landlord is required by law to collect such tax, Tenant shall pay such use and occupancy tax to Landlord as Additional Rent within fifteen (15) days of demand and Landlord shall remit any amounts so paid to Landlord to the appropriate governmental authority in a timely fashion.
               (d) Utility Charges. Tenant shall pay to Landlord, as Additional Rent, the cost of all utility services used by Tenant at or in connection with the Premises as determined by sub-meter. Tenant shall be invoiced, on a monthly basis, at Landlord’s actual average cost per kilowatt-hour, or (if it is able to be determined) based on the actual tariff rate for electricity supplied to the Project, as determined by the monthly utility company invoice. If some or all of the sub-meters are not operable for any period of time during the Term hereof, Tenant shall pay to Landlord an amount (for such utility services used during such time period that the sub-meter(s) are inoperable) as determined in Landlord’s reasonable judgment of Tenant’s usage based upon past meter readings at the Premises, and all other available relevant data.
               (e) Additional Rent not Base Rental. Tenant’s payments of Additional Rent shall not be deemed payments of Base Rental as that term is construed relative to governmental wage and price controls or analogous governmental actions affecting the amount of Rent which Landlord may charge Tenant for the Premises.
               (f) Late Charge. Tenant acknowledges that Tenant’s failure to pay Base Rental and Additional Rent promptly may cause Landlord to incur unanticipated costs which are impractical or extremely difficult to ascertain and may include, without limitation, processing and accounting charges and late charges imposed on Landlord by any ground lease, mortgage or deed of trust. As a result, if Landlord does not receive any payment within ten (10) days of the due date, Tenant shall pay Landlord, a late charge equal to five percent (5%) of the overdue amount, compounded monthly, which charge Landlord and Tenant agree represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment. Landlord’s acceptance of the late charge shall in no event constitute a waiver of Tenant’s default with respect to any overdue amount nor prevent Landlord from exercising any other rights or remedies granted under this Lease and/or applicable law.
          4. DELIVERY OF THE PREMISES.
          On the Effective Date, Landlord shall deliver the Premises to Tenant, in “AS IS, WHERE IS,” condition, subject to all defects, if any.
          5. ACCEPTANCE OF THE PREMISES.
          Tenant hereby accepts possession of the Premises effective as of the Effective Date and hereby acknowledges and agrees that the Premises are in good and satisfactory order, condition and repair for the use intended under this Lease. Tenant shall, at Tenant’s sole cost and expense, keep the Premises and every part thereof, other than exterior portions (exterior walls, roof, etc.) and structural components, in good condition and repair, excluding, however, any damage thereto from (a) fire or other casualty, (b) ordinary wear and tear, (c) condemnation, (d) the negligent acts or willful misconduct of Landlord, its agents, employees, invitees, contractors, subcontractors and others for whom Landlord is legally responsible, and (e) any breach of any of Landlord’s obligations under this Lease alone excepted. Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof except as otherwise expressly provided herein or agreed upon in writing by Landlord, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises, the Building or the Property except as specifically herein set forth in writing.
          6. USE.
               (a) The Primary Premises hereby leased may be used only for general office use and the manufacture of semi-conductors and uses accessory and incidental thereto and no other uses.
               (b) The FabTech – Basement Area may be used only for (i) mechanical, electrical and/or plumbing service to the Premises, (ii) waste treatment, (iii) use as a machine shop, (iv) the storage of materials in compliance with all Legal Requirements, and for no other purpose.

               (c) The DI Space shall be used for the installation and operation by Tenant, subject to compliance with all of the other terms and conditions of this Lease, of the DI Water System for the provision of deionized water to the Premises.
               (d) The Storage Area shall be used for (i) storage, including, specifically, the collection and storage of Hazardous Materials (as defined below) generated by Tenant at the Premises, subject to compliance with all of the other terms and conditions of this Lease (including, without limitation, Paragraph 9), and (ii) the operation by Tenant, subject to all of the other terms and conditions of this Lease, of a system for the delivery of silane gas to the Premises.
               (e) The Hydrogen Area shall be used for the operation by Tenant, subject to all of the other terms and conditions of this Lease, of systems for the generation of hydrogen and/or oxygen and for the provision of the same to the Premises, and for no other purpose.
               (f) The Nitrogen Area shall be used for the operation by Tenant, subject to all of the other terms and conditions of this Lease, of a nitrogen system for the provision of nitrogen to the Premises, and for no other purpose.
               (g) The Oxygen Area shall be used for the operation by Tenant, subject to all of the other terms and conditions of this Lease, of an oxygen system for the provision of oxygen to the Premises.
               (h) The Caustic Area shall be used, subject to all of the other terms and conditions of this Lease, for the provision of caustic to the Premises.
Tenant agrees to conduct its business in the manner and according to the generally accepted business principles of the business or profession in which Tenant is engaged. Tenant shall conduct its operations and activities so as not to disrupt or interfere with any tenants of Landlord. Tenant expressly acknowledges and agrees that any and all of the foregoing permitted uses must be conducted in accordance with all other terms and provisions of this Lease, including all Legal Requirements.
               (i) Notwithstanding anything to the contrary provided in Paragraph 6(a), Tenant shall not use or occupy the Premises or any portion thereof, permit or suffer the same to be used or occupied and/or do, or permit or suffer anything to be done, in or on the Premises or any part thereof, that would, in any manner or respect:
               (i) violate any certificate of occupancy or Legal Requirement (as defined below) in force relating to the Premises or the Rules (as hereinafter defined);
               (ii) make void or voidable any insurance then in force with respect to the Premises, or render it impossible to obtain fire or other insurance thereon required to be furnished by Landlord or Tenant under this Lease;
               (iii) cause structural or other injury to the Premises, or constitute a private or public nuisance or waste;

               (iv) render the Premises incapable of being used or occupied after the expiration or sooner termination of the term of this Lease for the purposes for which the same were permitted to be used and occupied on the day upon which Tenant first opened for business at the Premises, except for ordinary wear and tear and damage by fire or other casualty and repairs for which Tenant is not responsible under this Lease; and/or
               (v) violate the provisions of Paragraph 9 hereof .
          7. TENANT’S IMPROVEMENTS AND CARE OF THE PREMISES.
               (a) (i) Upon the written consent of Landlord, not to be unreasonably withheld, conditioned, or delayed, and upon Landlord’s cooperation in providing appropriate space, locations, and access, Tenant may complete tenant improvements within the Premises as described in this article and in accordance with Exhibit D (the “Tenant Improvements”) substantially in accordance with Tenant’s Plans and Specifications (as defined in Exhibit D) and in a commercially reasonable and workmanlike manner, in compliance with all certificates, permits, and required approvals, applicable laws, statutes, ordinances, orders, codes, rules and regulators of all federal, state, county, city and local departments and agencies, including, without limitation, the Americans with Disabilities Act of 1990 (as amended), unless relating to the entrances to the Building or the common areas of the Building (collectively, the “Legal Requirements”), and free of all construction liens and claims. All materials used by Tenant shall be of commercially reasonable quality, or otherwise approved by Landlord in its sole, reasonable discretion. Tenant shall be responsible for obtaining all certificates of occupancy for the Premises and Landlord shall reasonably cooperate with Tenant in obtaining any such certificate at no out-of-pocket expense to Landlord, unless relating to common areas of the Building (including parking areas and sidewalks), which shall be Landlord’s responsibility.
                    (ii) Tenant has installed a dedicated cooling system (consisting of two 500 ton air-cooled rotary chillers, two new air-handling units, heat exchanger, two process water centrifugal pumps and associate chilled water piping) to provide cooling and humidity control for Tenant’s clean room, epi, and process cooling requirements (the “Specialized Cooling System”) which shall be and remain the property of Tenant.
               (b) Subject to the terms and conditions set forth at Paragraph 7(a) above, Tenant
                    (i) shall, at Tenant’s sole cost and expense,
     (A) Relocate or remove Tenant’s oxygen system from its present location at the Property (as depicted on Exhibit A-3) to the DI Space, on or before December 31, 2006.
     (B) Install screening for the Hydrogen Area. The screening shall consist of a permanent building to house the hydrogen generating system and a screening system of not less than ten feet high around the balance of the hydrogen storage and distribution system. The location and type of the permanent building and the screening system shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed. Such screening of the Hydrogen Area shall be completed no later than December 31, 2006; and
     (C) Relocate Tenant’s recycling dumpster from its present location in the truck turn-around area at the northeast corner of the Building to the Dumpster Location, on or before December 31, 2006.
     (D) Provide a method for the dip tanks located in its production areas to be automatically dumped in the event of electrical power failure, on or before June 30, 2007. Within 30 days of execution of the Lease, Landlord shall pay to Tenant One Hundred Twenty-Eight Thousand Dollars ($128,000.00) toward the cost and installation of such system. Tenant shall be responsible for all other costs and expenses associated with the purchase, installation and operation of the system. Landlord shall not unreasonably withhold, condition, or delay approval for installation.
                    (ii) may, at Tenant’s sole cost and expense:
     Install a security card access system for Tenant’s Premises doors or other reasonable security measures; provided, however, the location of any such system and its components shall be subject to the Landlord’s consent, not to be unreasonably withheld, conditioned or delayed.
In addition to the foregoing, Tenant hereby covenants and agrees that it will not extend or renew any existing agreement (nor enter into any new agreement) with Air Products and Chemicals, Inc. (or any other entity or individual) with respect to hydrogen and/or nitrogen services and/or systems at the Property, without the prior written consent of Landlord, which consent may not be unreasonably withheld, but may be conditioned upon acceptable resolution of issues and discussion between Landlord and any such system provider, as determined by Landlord in its sole judgment.
               (c) Except for the obligations of Landlord contained in Paragraph 8 below or elsewhere in this Lease, Tenant will take good care of the Premises and shall be responsible, at Tenant’s sole cost and expense, for the operation, maintenance, repair and replacement of all of the Tenant Improvements and all other improvements constructed by Tenant or Landlord, as well as the mechanical equipment, fixtures and appurtenances therein (including, without limitation, any production lines or facilities, clean rooms, deionized water generation systems, hydrogen systems, nitrogen systems, oxygen systems, caustic systems, process water systems, water chiller systems, hot water systems, electric boiler systems, compressed air systems, vacuum systems, air handling units, re-circulation units, the Base Cooling System (as defined at Paragraph 8(e)(i) below), the Tenant’s Specialized Cooling System, and any other specialized equipment used by Tenant), and will neither commit nor suffer any active or permissive waste or injury thereof. In addition to the foregoing, except as set forth at Paragraph 8(e)(v) below, Tenant shall be responsible for the operation, maintenance, repair and replacement of the Hydrogen and Nitrogen Lines (as defined at Paragraph 8(e)(v) below). Furthermore, Tenant’s responsibilities also include, but shall not be limited to, janitorial service, the cleaning of draperies, the shampooing and/or re-stretching of the carpeting located in the Premises, and the regular painting and decorating of the Premises so as to maintain the Premises in a good condition and state of repair. All such repair work and maintenance and any alterations permitted by Landlord shall be done at Tenant’s sole cost and expense by contractors selected by Tenant and approved by Landlord, which approval Landlord agrees not to unreasonably withhold, condition or delay. Subject to the provisions of Paragraph 14 below, Tenant shall, at Tenant’s expense, promptly repair any injury or damage to the Premises or Building caused by the misuse or neglect thereof by Tenant, by Tenant’s contractors, subcontractors, customers, employees, licensees, agents, or invitees permitted or invited (whether by express or implied invitation) on the Premises by Tenant, or by Tenant moving in or out of the Premises.
               (d) Unless required to be performed pursuant to Paragraphs 7(a) or 7(b) above, or 7(h) below, Tenant will not, without Landlord’s prior written consent (not to be unreasonably withheld, conditioned, or delayed), make alterations, additions or improvements in or about Premises (other than mere decorations) and will not do anything to or on the Premises which will increase the rate of fire or other insurance on the Building or the Property. Except as set forth on Exhibit H attached hereto and made a part hereof, all existing alterations, additions and improvements of a permanent nature made or installed by or on behalf of Tenant in the Premises shall become the property of Landlord at the expiration or earlier termination of this Lease. Prior to the installation of any future alterations, additions or improvements of a permanent nature at the Premises, the parties shall agree in writing (such writing, hereinafter, a “Written Decision”) whether such items (i) shall remain at the Premises and become the property of the Landlord at the expiration or earlier termination of this Lease, or (ii) shall be removed by Tenant at the expiration or earlier termination of this Lease. If Tenant is required to remove any such alterations, additions or improvements, such removal shall be made at Tenant’s sole cost and expense, and Tenant shall repair and restore the Premises to their condition prior to such alteration, addition or improvement, reasonable wear and tear, unrepaired casualty, and condemnation excepted. To the extent, in violation of this Lease, the Tenant installs any permanent alterations, additions or improvements without obtaining a Written Decision, in addition to any other right or remedies Landlord may have under this Lease, Landlord reserves the right to remove any and all of such items and Tenant’s cost and expense. Any sum expended by Landlord in connection with the removal of any permanent alterations, additions and/or improvements in accordance with this Section 7(d) shall constitute Additional Rent.
               (e) No later than the last day of the Term or earlier termination as provided herein, Tenant will remove all Tenant’s personal property and repair all injury done by or in connection with installation or removal of said property and surrender the Premises (together with all keys, access cards or entrance passes to the Premises and/or Building) in as good a condition as they were at the beginning of the Term, reasonable wear and tear, unrepaired casualty, and damage caused by condemnation, the negligent acts or willful misconduct of

Landlord, its agents, employees, invitees, contractors, subcontractors and others for whom Landlord is legally responsible, or any breach of any of Landlord’s obligations under this Lease, excepted. Except as may be agreed by Landlord and Tenant in writing, all property of Tenant remaining in the Premises after expiration or earlier termination of the Term shall be deemed conclusively abandoned and may be removed by Landlord, and Tenant shall reimburse Landlord for the cost of removing the same, other than any property required hereunder or by Landlord to remain on the Premises, subject however, to Landlord’s right to require Tenant to remove any improvements or additions made to the Premises by Tenant pursuant to Paragraph 7(d) above.
               (f) (i) In doing any work in the Premises, Tenant will use only contractors or subcontractors consented to by Landlord in writing (which consent Landlord agrees not to unreasonably withhold, condition or delay) prior to the time such work is commenced. Further, in connection with any work in the Premises that is expected to (or Landlord reasonably believes will) cost in excess of $50,000.00, at Tenant’s option, either (A) Tenant, at its expense, shall obtain prior to commencement of any work in the Premises a performance and payment bond from its contractor, on the latest edition of the A.I.A. form, covering such contractor’s obligations, in which Landlord shall be named as a dual obligee, in the total amount of the cost of the work to be performed, or (B) ALL SUCH CONTRACTORS APPROVED IN WRITING BY LANDLORD AND THEIR SUBCONTRACTORS AND MATERIALMEN WILL BE REQUIRED TO EXECUTE AND DELIVER TO LANDLORD A FULL AND FINAL LIEN WAIVER WITH RESPECT TO THE WORK TO BE PERFORMED OR MATERIALS TO BE PROVIDED BY SUCH CONTRACTOR, SUBCONTRACTOR OR MATERIALMAN IN ADVANCE OF PERFORMING ANY WORK IN OR PROVIDING ANY MATERIALS TO THE PREMISES.
                    (ii) Tenant shall promptly bond off in a manner reasonably acceptable to Landlord or otherwise release of record any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors, subcontractors or materialmen if such claim should arise by virtue of work contracted for by Tenant, and hereby indemnifies and holds Landlord harmless from and against any and all losses, costs, damages, expenses or liabilities including, but not limited to, reasonable attorney’s fees, incurred by Landlord, as a result of or in any way related to such claims or such liens. All work shall be performed in accordance with the Legal Requirements. If Tenant fails to bond off in a manner reasonably acceptable to Landlord or otherwise release of record any such lien within fifteen (15) days after Tenant receives notice thereof, Landlord may remove such lien by paying the full amount thereof or by bonding or in any other manner Landlord reasonably deems appropriate, without investigating the validity thereof and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of such lien, together with expenses incurred in connection therewith, including attorneys’ fees. Nothing contained herein shall be construed as a consent on the part of Landlord to subject Landlord’s estate in the Premises to any lien or liability under the laws of the State of Missouri.

               (g) All personal property brought into the Premises by Tenant, its employees, licensees and invitees shall be at the sole risk of Tenant, and Landlord shall not be liable for theft thereof or of money deposited therein or for any damages thereto, such theft or damage being the sole responsibility of Tenant.
          (h) (i) Tenant, at its expense, shall comply with all present or future Legal Requirements affecting the Premises and with any reasonable requirements of the insurance companies insuring Landlord against damage, loss or liability for accidents in or connected with the Premises to the extent that the same shall be applicable to (i) Tenant’s particular manner of use of the Premises (as opposed to its mere use thereof), (ii) alterations and improvements made by Tenant, or (iii) a breach by Tenant of its obligations under this Lease, it being understood that Tenant shall not be, and Landlord shall be, responsible for complying with Legal Requirements or insurance requirements imposed on the Building generally and which would have to be complied with whether or not Tenant was then in occupancy of the Premises. Nothing herein contained, however, shall be deemed to impose any obligation upon Tenant to make any structural changes or repairs unless necessitated by Tenant’s acts or omissions or by reason of a particular use by Tenant of the Premises. Landlord shall be responsible for complying with all Legal Requirements affecting the design, construction and operation of the Building, including structural portions of the Premises, entrances and common areas, or relating to the performance by Landlord of any duties or obligations to be performed by it hereunder.
                    (ii) The parties acknowledge that Title III of the Americans With Disabilities Act of 1990 and the regulations and rules promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the “ADA”) establish requirements for accessibility and barrier removal, and that such requirements may or may not apply to the Premises and the Property depending on, among other things: (1) whether Tenant’s business is deemed a “public accommodation” or “commercial facility”, (2) whether such requirements are “readily achievable”, and (3) whether a given alteration affects a “primary function area” or triggers “path of travel” requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the common areas, (b) Tenant shall be responsible for ADA Title III compliance within the Premises, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements within the Premises.
          8. LANDLORD’S SERVICES AND OBLIGATIONS.
               (a) Provided no Event of Default (as hereinafter defined) exists, Landlord shall furnish the following services to the Building:
               (i) Air conditioning and heating for interior common areas of the Property being actively used (during heating and cooling seasons determined by Landlord) during Ordinary Business Hours (“Building Standard HVAC Services”). Building Standard HVAC Services shall not include Tenant Specialized HVAC Systems.

“Tenant’s Specialized HVAC Systems” shall mean (A) any special space conditioning systems or equipment required to accommodate Tenant’s operation, or to accommodate environmental criteria such as temperature, humidity, and odor or particulate contamination control (including, without limitation, Tenant’s Specialized Cooling System), and (B) the Base Cooling System.
               (ii) Such security services that Landlord shall elect to provide in its sole and absolute discretion (it being agreed that Landlord shall have no obligation to provide any security services).
               (iii) Domestic potable water for drinking, lavatory or toilet purposes (but this shall not be construed as requiring Landlord to install plumbing facilities in the Premises).
               (iv) Janitorial service for the common areas of the Building, including, but not limited to, (a) regular sweeping and cleaning of floors, carpets and sidewalks, (b) trash removal, cleaning and supply provision to restrooms, furniture, walls, ceilings and all other components of the common areas, and (c) window cleaning, painting or decorating to maintain such areas in good and commercially reasonable condition and appearance.
               (v) Electricity to operate the Building.
               (vi) Grounds care, including (a) snow removal, (b) the sweeping of walks and parking areas, (c) repairs, replacement and re-striping of parking lots, sidewalks and firelanes, and (d) the maintenance of landscaping in a commercially reasonable manner.
                    (vii) General management, including supervision, inspections and management functions.
               (b) Provided no Event of Default exists, Landlord shall furnish the following services to the Premises:
                    (i) Electricity by providing electric current in reasonable amounts necessary for the uses set forth at Paragraph 6 (the cost of which shall be paid by Tenant consistent with the provisions of Paragraph 3(d)).
                    (ii) Periodic changing of Building standard light bulbs in the ceilings (the cost of which shall be paid by Landlord). Tenant shall be responsible for all other light bulbs at the Premises, and the changing thereof.
               (c) Tenant shall have the right to install equipment at the Premises, subject to Landlord’s prior approval (which shall not be unreasonably withheld, conditioned or delayed), provided such equipment does not exceed the rated electric design of the feeders and substations that serve the Premises. Landlord shall have the right to designate the bus ducts, panels, and/or substations that may be used by Tenant. Additionally, Tenant agrees that if any new load is added to a source not dedicated to the Tenant’s sole use and tracked by an existing submeter, Tenant at its sole cost and expense shall install a submeter as directed by the Landlord.
               (d) Landlord shall not be liable for any damages directly or indirectly, and, except as set forth below, Tenant shall have no right of set-off or reduction in Rent, resulting from any interruption in connection with the furnishing of services or utility services referred to herein, including, but not limited to, any interruption in services or utility services due to breakage, shortage of labor, shortage of fuel or for any other cause; provided, however, in the event of interruption or discontinuance of water or electrical service provided by or through Landlord pursuant to this Lease and such interruption or discontinuance, in the reasonable judgment of the Tenant, materially interferes with and adversely affects Tenant’s ability to conduct business in the Premises, then Tenant may deliver notice of such interruption or discontinuance (which notice for purposes hereof may be made by telephone to (i) Landlord’s project manager or management agent, and (ii) Landlord; and promptly thereafter confirmed in writing (which written notice may be delivered by facsimile) to (x) Landlord’s project manager or management agent, and (y) Landlord, notwithstanding any other notice provision of this Lease to the contrary; such notice, hereinafter the “Initial Contact”) in which event Landlord shall immediately commence efforts to remedy the situation. The parties hereby acknowledge and agree that such remedy efforts (hereinafter, “Repair Efforts”) may include, particularly in the initial stages after receipt of the Initial Contact, conducting appropriate analysis, investigation and diagnostic due diligence to determine the extent of any problem and an appropriate solution, and that such efforts may include contacting service providers and other third party vendors for advice and guidance. After twelve (12) hours from delivery of the telephonic Initial Contact, Tenant may request Landlord to provide a status of the Repair Efforts and a summary of the proposed corrective action. In the event of a service interruption or discontinuance of service that requires Repair Efforts (as described above) that continues beyond two (2) consecutive days following Landlord’s receipt of Tenant’s telephonic Initial Contact, Base Rental shall be abated proportionately in an amount equal to the portion of the Primary Premises rendered unusable commencing on the third (3rd) consecutive day following the date of Landlord’s receipt of Tenant’s telephonic Initial Contact. Landlord and Tenant agree that if such interruption or discontinuance of water or electrical service materially interferes with and adversely affects Tenant’s ability to conduct business in the Primary Premises, but Tenant does not totally discontinue operations, then a partial Base Rental reduction shall be provided in proportion to the amount of the Primary Premises affected by such discontinuance or disruption which Tenant does not continue to use. Without limitation on the foregoing, under no circumstances shall Landlord incur liability for damages caused directly or indirectly by any malfunction of any of Tenant’s computer systems, production lines or facilities, or any clean rooms, or any deionized water generation systems, hydrogen systems, nitrogen systems, oxygen systems, caustic systems, process water systems, water chiller systems, hot water systems, electric boiler systems, compressed air systems, vacuum systems, air handling units, re-circulation units, the Base Cooling System, the Tenant’s Specialized Cooling System, any other specialized equipment used by Tenant, or the Hydrogen and Nitrogen Lines, resulting from or arising out of the failure or malfunction of any electrical, air conditioning, chilled water or other system serving the Building, and Tenant hereby expressly waives the right to make any such claim against Landlord. In no event shall Landlord be liable for special, exemplary or consequential damages. Notwithstanding the foregoing, in the event of an interruption or discontinuance of services which materially and adversely affects Tenant’s ability to conduct its business in the Premises, Landlord agrees to exercise commercially reasonable efforts to promptly restore such services.
               (e) (i) Landlord shall provide a dedicated cooling system (the “Base Cooling System”) consisting of two 500 ton air-cooled chillers and all associated plumbing, electric and controls to provide cooling capacity for Tenant’s office and support space only, as depicted on Exhibit K attached hereto and made a part hereof. Tenant hereby acknowledges and agrees that (i) as of the date hereof, Landlord has installed the Base Cooling System, and (ii) Landlord has no responsibilities or obligations with respect to the operation, maintenance, or replacement of the same. As set forth at Paragraph 7(c) above, Tenant shall be responsible for any and all costs, fees and expenses for the operation, maintenance, repair and replacement of the Base Cooling System.
                    (ii) To the extent Landlord determines that a screening system is required at the Nitrogen Area, Landlord shall be responsible, at Landlord’s sole cost and expense, for any such screening system.
                    (iii) Landlord reserves the right, at its sole cost and expense, to relocate the nitrogen system (which is currently located in the Nitrogen Area) and/or the hydrogen system (which is currently located in the Hydrogen Area). In connection with any such relocation of the nitrogen and/or hydrogen systems, Landlord shall undertake commercially reasonable efforts to minimize any interference with Tenant’s operations at the Premises. Additionally, to the extent that any screening systems (including any permanent structure or building) installed by Tenant existed prior to such relocation, Landlord shall be responsible, at its sole cost and expense, for installing a comparable screening system at the relocated site.
                    (iv) To the extent Landlord determines that landscaping is required around the Hydrogen Area, Nitrogen Area and/or the Storage Area, Landlord shall be responsible, at Landlord’s sole cost and expense, for such landscaping.
                    (v) Landlord shall be responsible for any damage to those portions of the service/system lines with respect to the hydrogen and nitrogen systems serving the Premises that are located under space leased to other tenants (which is not accessible by Tenant) or located underground, unless such damage is caused by or results from the negligent acts or omissions of Tenant, or its agents, employees, licensees or contractors. The entirety of such service/system lines shall hereinafter be referred to as the “Hydrogen and Nitrogen Lines”, and the portions for which Landlord shall be responsible for damage (as described above) shall hereinafter be referred to as the “Obstructed Segments”.
               (f) During the Term, Landlord shall comply with all Legal Requirements, except to the extent such compliance is the obligation of Tenant, and shall perform in a good and workmanlike manner in compliance with all applicable Legal Requirements, all maintenance, repairs and replacements to: (i) the structural components of the Primary Premises and the FabTech – Basement Area, including without limitation the roof, roofing system, exterior walls, bearing walls, support beams, foundations, columns, exterior doors and windows and lateral support to the Primary Premises and the FabTech – Basement Area; (ii) assure water tightness of the Primary Premises and the FabTech – Basement Area (including caulking of the flashings) and repairs to the roof, roofing system, curtain walls, windows, and skylights if required to assure water tightness; (iii) the plumbing, fire sprinkler, electrical and mechanical lines and equipment associated therewith, including without limitation elevators; (iv) the exterior improvements to the Property, including walkways, driveways, parking areas, parking area lighting, if any, shrubbery and landscaping; (v) the glass including cleaning and replacements; (vi) the Premises caused by the breach of this Lease by the Landlord or the negligent acts (but not negligent omissions) or willful misconduct of Landlord, its agents, independent contractors, representatives or employees; and (vii) the fire suppression system for the Building. Notwithstanding the foregoing, all electrical wiring and equipment (including, without limitation, all bus ducts, electric panels and any and all other similar equipment) within the Premises shall be the responsibility of Tenant. Landlord shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises while making repairs to the Building or the Premises.
               (g) Landlord shall have no obligation or liability with respect to or in any way connected with the Premises, or service to the Premises, except as set forth in the Lease. Landlord shall not be deemed to have committed a breach of any repair or maintenance obligations unless it makes repairs negligently or fails to satisfy its repair or maintenance obligations under this Lease within a reasonable period of time, taking into consideration the nature of the repair or maintenance to be undertaken and the impact on Tenant of any delay in the performance of such repair or maintenance.
          9. HAZARDOUS WASTES/ENVIRONMENTAL COMPLIANCE.
               (a) Definitions. As used in this Paragraph, the following terms have the indicated meanings:
               (i) “Hazardous Material” means any chemical, compound, material, mixture, living organism or substance that is now or hereafter defined or listed in, or otherwise classified pursuant to, any Environmental Laws as a “hazardous substance”, “hazardous material”, “hazardous waste”, “extremely hazardous waste”, “infectious waste”, “toxic substance”, “toxic pollutant” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity or toxicity, including any petroleum, polychlorinated biphenyls (“PCBs”), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).
               (ii) “Environmental Laws” means any and all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other requirements of any “Governmental Authority” relating to any Hazardous Material or to any activity involving a Hazardous Material, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Clean Water Act, 33 U.S.C. 1251 et seq., the Clean Air Act, 42 U.S.C. 7401 et seq., the Toxic Substance Control Act, 15 U.S.C. 2601 et seq., and the Safe Drinking Water Act, 42 U.S.C. 300f through 300j, as all of the foregoing may be amended from time to time.
               (iii) “Governmental Authority” means all federal, state, and local governmental agencies, authorities, and courts.
               (iv) “Remedial Work” means any loss, cost, expense, claim, or liability arising out of any investigation, monitoring, cleanup, containment, removal, storage, or restoration work.
               (b) Covenants. Subject to the provisions of Paragraph 9(h) below, throughout the term of this Lease, Tenant shall: (i) prevent the presence, use, generation, release, discharge, storage, disposal, or transportation of any Hazardous Materials on, under, in, above, to, or from the Premises, other than in strict compliance with all applicable Environmental Laws and the terms of this Lease; (ii) not cause the presence, use, generation, release, discharge, storage, disposal or transportation of any Hazardous Materials on, under, in, above, to, or from the Building or the Property, other than in strict compliance with all applicable Environmental Laws and the terms of this Lease; (iii) conduct all activities on the Premises in accordance with applicable Environmental Laws; (iv) not conduct any activities on the Premises, the Building or the Property which is regulated as an activity subject to pre-treatment standards pursuant to 40 C.F.R. § 403 et. seq. other than in strict compliance with all applicable Environmental Laws and the terms of this Lease; (v) obtain all permits required for its operations under any Environmental Law (and, if requested by Landlord, provide copies of permits, amendments and variances thereto to Landlord); (vi) not conduct its operations as to constitute hazardous waste treatment storage or disposal facilities pursuant to 42 U.S.C. § 6924 or other similar Environmental Law; (vii) not install or operate, any underground storage tank; and (viii) not install or operate any underground injection well.
               (c) Indemnification by Tenant. If due to the activities of Tenant, its employees, agents, guests, invitees or contractors, Tenant shall indemnify, defend, and hold Landlord harmless from and against: (i) any Remedial Work required under any Environmental Law or by any Governmental Agency in the Premises, the Building or the Property, (ii) any breach of this Paragraph 9 of this Lease; and (iii) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to, or from the Premises, the Building or the Property. In the event any Remedial Work is so required under any applicable federal, state, or local law, rule, regulation or order with respect to any activities by Tenant in the Property, Tenant shall promptly perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation, or order. In the event Tenant shall fail to commence the Remedial Work in a timely fashion, or shall fail to prosecute diligently the Remedial Work to completion, such failure shall constitute an Event of Default on the part of Tenant under the terms of this Lease, and Landlord, in addition to any other rights or remedies afforded it hereunder, may, but shall not be obligated to, cause the Remedial Work to be performed, and Tenant shall promptly reimburse Landlord for any and all costs and expenses, including reasonable attorneys’ fees, related thereto upon demand. This provision shall expressly survive the expiration or earlier termination of this Lease. Landlord and Landlord’s representatives are authorized to enter the Premises at any time to inspect the Remedial Work. Tenant shall keep Landlord apprised of all efforts to perform the Remedial Work and shall provide Landlord with copies of all correspondence, reports, or other documents pertaining to the Remedial Work within 48 hours of Tenant’s receipt of such documentation. Landlord acknowledges and agrees that notwithstanding anything herein to the contrary, Tenant shall have no responsibility for or with respect to any Hazardous Material existing in or on the Premises or Property on the date Landlord delivers possession of the Premises to Tenant or for or with respect to any Hazardous Material which Tenant did not store, release or discharge on or into the Premises or dispose of.
               (d) Indemnification by Landlord / Tenant Termination Right. If due to the activities of the Landlord, its employees, agents, guests, invitees or contractors, Landlord shall indemnify, defend, and hold Tenant harmless from and against: (i) any Remedial Work required under any Environmental Law or by any Governmental Agency in the Premises, the Building or the Property; and (ii) any claims of third parties for loss, injury, expense, or damage arising out of the presence, release, or discharge of any Hazardous Materials on, under, in, above, to, or from the Premises, the Building or the Property. In the event any Remedial Work is so required under any applicable federal, state, or local law, rule, regulation or order with respect to any activities by Landlord, Landlord shall promptly perform or cause to be performed such Remedial Work in compliance with such law, rule, regulation, or order. In the event Landlord shall fail to commence such Remedial Work in a timely fashion, or shall fail to prosecute diligently such Remedial Work to completion, such failure shall constitute an Event of Default on the part of Landlord under the terms of this Lease, and Tenant shall be entitled to terminate this Lease without penalty upon ten (10) days prior written notice thereof to Landlord; provided, however, at any time a Mortgage (as hereinafter defined) affecting all or any portion of the Premises is outstanding, subject to the terms and conditions set forth in any subordination non-disturbance and attornment agreement (or such other similar instrument) between the Tenant and Mortgagee (as hereinafter defined), Tenant shall provide Mortgagee with (i) written notice of Landlord’s failure to timely commence or diligently prosecute the completion of such Remedial Work, and (ii) thirty (30) days to undertake the commencement or diligent prosecution of completion, as the case may be, of the same. Should Mortgagee fail to undertake the commencement or diligent prosecution of completion of such Remedial Work as aforesaid, Tenant shall be entitled to terminate this Lease without penalty upon ten (10) days prior written notice thereof to Landlord and Mortgagee.
               (e) Notice. Landlord and Tenant shall:
               (i) within two (2) business days after receipt of any notice, demands, lawsuits, or other correspondence (collectively, “Notices”) from any Government Agency or private party with respect to Hazardous Materials or knowledge of any Notice or any of the circumstances described below affecting the Premises, the Building or the Property, notify the other and provide the other with all copies of any such Notices and any other information pertaining to the Premises, the Building or the

Property of which such party has actual knowledge, including, but not limited to, the following:
               (A) The violation of any Environmental Law;
               (B) The loss of any permit issued in accordance with any Environmental Law;
               (C) Any action undertaken by any Government Agency or private party under or in accordance with any Environmental Law;
               (D) The institution of any lawsuit under or in accordance with any Environmental Law by any Governmental Authority or any private party; or
               (E) The service of a potentially responsible party demand letter from any private or Governmental party or Governmental Authority.
               (ii) Notify the other party immediately of any release, threatened release or discharge of Hazardous Materials on, under, to or from the Premises, the Building or the Property.
               (f) Right of Entry, Inspection, and Testing. Except in the event of any emergency (when Landlord may enter without notice of any kind), Landlord and its agents shall have the right to enter the Premises upon 24 hours notice to Tenant (or, if Tenant provides written notice to Landlord of the name, address, telephone number and e-mail address of Tenant’s administrative manager or designee (as the case may be), then such administrative manager or designee) and inspect the Premises and Tenant’s business operations. Landlord’s entry and inspection shall not interfere with Tenant’s normal business operations, and, except in the event of any emergency, Landlord shall provide the opportunity for a representative of Tenant to accompany Landlord or its agents. Landlord shall be permitted to conduct tests and take samples at the Premises.
               (g) Existing Environmental Building Materials. Tenant acknowledges that the Project may contain building materials which include asbestos containing materials and wall coverings which may include lead-based paints (“Existing Environmental Building Materials”). As of the date of this Lease, the Existing Environmental Building Materials do not violate applicable laws. Tenant accepts that fact that the Project may contain the Existing Environmental Building Materials. Landlord agrees to indemnify and hold Tenant harmless from any costs, expenses, or liabilities, including reasonable attorneys’ fees, which may arise during the Term in connection with the Existing Environmental Building Materials.
               (h) Environmental Health and Safety Agreement. The Landlord and Tenant have executed that certain Environmental Health and Safety Agreement dated October 29, 1999 (the “EHSA”), a copy of which is attached hereto as Exhibit E and made a part hereof.

The parties hereby agree that any and all references in the EHSA to a “lease” or any other similar “agreement” shall mean this Lease. Section D.1.b. of the EHSA requires Tenant to collect and store hazardous waste generated at the Primary Premises (hereinafter, “Tenant Waste”) in “tenant’s hazardous waste storage area”. Subject to all of the terms, conditions and provisions of this Lease (including, without limitation, compliance with the EHSA and all Legal Requirements), Tenant shall be permitted to collect and store such Tenant Waste in the Storage Area. In the event of a discrepancy between the terms and provisions of this Lease and the EHSA, the terms and provisions of the EHSA shall control.
          10. ASSIGNMENT AND SUBLEASE.
               (a) Except as hereafter provided, Tenant shall not sublet any part of the Premises, nor assign, pledge or encumber this Lease or any interest herein, without the prior written consent of Landlord, which consent may not be unreasonably withheld, conditioned or delayed by Landlord. Landlord shall be entitled to deny consent to an assignment of this Lease if, by way of illustration but not limitation, the financial statements of the proposed assignee do not demonstrate such assignee’s ability to comply with Tenant’s obligations hereunder. Consent by Landlord to one assignment or sublease shall not destroy or waive Landlord’s required consent as to any subsequent assignment or subletting, and all later assignments and subleases shall likewise be made only upon prior written consent of Landlord. In the event an assignment is consented to by Landlord, any assignees shall become liable directly to Landlord for all obligations of Tenant hereunder without relieving or in any way modifying Tenant’s liability hereunder, but rather Tenant and its transferee shall be jointly and severally liable therefor; provided, however, Tenant shall be relieved of liability hereunder if such transferee assumes all of Tenant’s responsibilities and obligations hereunder and such transferee, as of the date of such assignment, has a credit rating equal to or exceeding the credit rating of Tenant as ascribed by either (i) Standard and Poor’s, or (ii) Moody’s Investors Service. In the event Landlord gives its consent to any such assignment or sublease (excluding an Affiliate Transfer, as defined below), one hundred percent (100%) of any rent or other cost to the assignee or subtenant for all or any portion of the Premises over and above the Rent payable by Tenant for such space shall be retained by Tenant. In the event a sublease or assignment is made as herein provided, Tenant shall pay Landlord a charge equal to the actual costs incurred by Landlord, in Landlord’s reasonable judgment (including, but not limited to, the use and time of Landlord’s personnel), for all of the necessary legal and accounting services required to accomplish such assignment or subletting, as the case may be. Any transfer, assignment or sublease of all or any portion of the Premises or Tenant’s interest under this Lease made without Landlord’s consent shall be void and of no force or effect.
               (b) Notwithstanding the foregoing, Tenant named herein, FabTech, Inc. (“FabTech”) may assign this Lease or sublet any portion of the Premises to (i) any wholly owned subsidiary of FabTech, so long as it remains as such, (ii) Diodes, Inc. a Delaware corporation (hereinafter, the “Parent”), so long as such Parent owns all of the classes of stock of FabTech, or (iii) LITE-ON Semiconductor Corporation, a Taiwanese corporation (“LITE-ON Semiconductor”), or any wholly owned subsidiary thereof. The assignments and sublettings permitted by clauses (i), (ii) and (iii) are hereinafter called “Affiliate Transfers”. An Affiliate

Transfer may only be made upon prior written notice to Landlord, but shall not require Landlord’s consent.
               (c) Except as set forth at Section 10(a) above, in the event of any assignment of this Lease or sublease of all or a part of the Premises, Tenant shall not be released from any of its obligations under this Lease. In the event this Lease has been assigned by Tenant, either with the approval and consent of Landlord or to a permitted assignee, and the original Tenant named herein has not been released by Landlord from liability with respect to such assignment, Landlord agrees to give Tenant a copy of any notice of default given by Landlord to such assignee and the same opportunity to cure the default of such assignee as is given to such assignee under this Lease, including the right to regain possession if such assignee is in default under its obligations of this Lease. In the event of an Event of Default by such assignee, at Tenant’s request and at Tenant’s sole cost and expense (including, without limitation, the payment by Tenant of Landlord’s reasonable attorneys’ fees), Landlord agrees to terminate this Lease as to such assignee and to enter into a replacement lease with Tenant for the balance of the remaining Term hereof under the same terms and conditions herein set forth as applicable to the Premises, provided that Tenant cures all such defaults by such assignee.
          11. DAMAGE OR DESTRUCTION.
               (a) Tenant shall promptly notify Landlord of any damage to the Premises or the Building of which Tenant has actual knowledge occasioned by storm, earthquake, fire, the elements, casualty or any other cause (a “Casualty”). If the Premises are totally destroyed (or so substantially damaged as to be untenantable in the reasonable determination of an architect selected by Landlord (“Architect”) by a Casualty, then within sixty (60) days from the date of such Casualty (the “Evaluation Period”):
               (i) Landlord shall determine, based upon information from Landlord’s insurance company, whether Landlord will receive (in a timely manner) adequate insurance proceeds to complete the required repairs to or restoration of the Premises;
               (ii) Landlord shall determine from the holder of any mortgage, deed of trust, indenture, deed to secure debt or other similar instrument encumbering the Property whether Landlord will be allowed to apply such insurance proceeds to the required repair or restoration instead of applying such proceeds toward the reduction of any indebtedness secured by the Property;
               (iii) Landlord shall determine if the zoning laws or building codes then in existence will permit the reconstruction of the Building as of right (without variance); and

               (iv) Landlord shall engage a reputable contractor to determine the length of time expected to repair or restore the Premises.
     If during the Evaluation Period (A) Landlord determines either that it will not receive sufficient insurance proceeds to complete the required repair or restoration or will not be allowed by the holder of any mortgage or deed to secure debt encumbering any portion of the Property to apply such proceeds to the required repair or restoration, (B) Landlord determines that the zoning laws or building codes then in existence will not permit the reconstruction of the Building as of right (without variance), (C) in the determination of Landlord’s contractor, the Premises cannot reasonably be repaired, replaced or restored within one hundred eighty (180) days after commencement of repairs or restoration, or (D) this Lease is in the last eighteen (18) months of its Term, Landlord shall have the option to terminate this Lease as of the date of the occurrence of the Casualty by giving written notice to Tenant within fifteen (15) days after the end of the Evaluation Period. If (X) in the determination of Landlord’s contractor the Premises cannot reasonably be repaired, replaced or restored within one hundred eighty (180) days after commencement of repairs or restoration, or (Y) this Lease is in the last eighteen (18) months of its Term, and in either case the Casualty was not the result of any willful misconduct of Tenant, its agents, servants, employees or subtenants, Tenant also shall have the option to terminate this Lease as of the date of the occurrence of the Casualty by giving written notice to Landlord within fifteen (15) days after the later of (i) the end of the Evaluation Period and (ii) the date Tenant receives the determination of Landlord’s contractor regarding how long it will take to repair, replace or restore the Premises.
               (b) Unless this Lease is terminated pursuant to Paragraph 11(a) above, in the event of damage to the Premises or the Building occasioned by a Casualty, Landlord shall, subject to the provisions of Paragraph 11(d) below, promptly commence and thereafter pursue diligently and as expeditiously as practicable, the repair and restoration of damage to the Premises, using standard working methods and procedures:
               (c) Unless the damage to the Premises, the Building or services to the Premises is caused by the intentional acts of Tenant, its permitted assignees or subtenants, employees or agents, the Rent shall abate in proportion to that part of the Premises rendered unfit for use by Tenant for Tenant’s permitted use described in Paragraph 6(a) above as a result of such damage (which for such purposes shall include damage to the Building or to services to the Premises if the Premises are thereby rendered unfit for Tenant’s permitted use). The nature and extent of interference to Tenant’s ability to use the Premises for Tenant’s permitted use shall be considered in determining the amount of said abatement, and the abatement shall commence and continue from the date the Casualty occurred until ten (10) days after the date Landlord substantially completes the repair and restoration of the Premises and gives notice to Tenant that said repairs and restoration are substantially completed, or until Tenant again uses the Premises or the portions thereof rendered unusable, whichever occurs first. Anything in the foregoing to the contrary notwithstanding, if twenty-five percent (25%) or more of the Premises has been so damaged or destroyed as to render such damaged or destroyed portion unfit for Tenant’s permitted use, such damage or destruction was not caused by the intentional acts of Tenant, its permitted assignees or subtenants, employees or agents, and if Tenant vacates the entire Premises during the period of repair or restoration, then Rent shall abate in its entirety during the period of repair or restoration.
               (d) Notwithstanding anything to the contrary contained or implied elsewhere in this Lease, Landlord is not and shall not be obligated to repair or restore damage to Tenant’s trade fixtures, furniture, furnishings, equipment or other personal property, or any Tenant Improvements or other improvements made to the Premises by Tenant.
               (e) If either party terminates this Lease consistent with the provisions of Paragraph 11 (a) above, the Rent (including any Additional Rent, and other charges due hereunder) shall be payable up to the termination date, after taking into account any applicable abatement. Landlord shall promptly refund to Tenant any prepaid, unaccrued Rent and Additional Rent (after taking into account any applicable abatement), less any sums then owing by Tenant to Landlord.
          12. CONDEMNATION.
          If all of the Premises, (or a part of the Premises such that the remainder of the Premises in the reasonable judgment of the Architect is not reasonably usable for Tenant’s permitted use described in Paragraph 6(a) above), are taken by exercise of the power of eminent domain or other similar proceeding (or are conveyed by Landlord in lieu of such taking), this Lease will terminate on a date which is the earlier of the date upon which the condemning authority takes possession of the Premises or the date on which title to the Premises is vested in the condemning authority. In the event of a partial taking where this Lease is not terminated, the Base Rental and Additional Rent will be abated in the proportion of the rentable area of the Premises so taken to the rentable area of the Premises immediately before such taking. In the event of any such taking, the entire award relating to the Building or the Property will be paid to Landlord, and Tenant will have no right or claim to any part of such award; however, Tenant will have the right to assert a claim against the condemning authority, so long as Landlord’s award is not reduced or otherwise impacted as a consequence of such claim, for Tenant’s moving expenses, the Tenant Improvements and trade fixtures owned by Tenant and interruption to Tenant’s business.
          13. INSURANCE.
               (a) Tenant shall carry (at its sole expense from and after the date hereof and during the Term) the following insurance:
               (i) Commercial property insurance with special causes of loss coverage (including earthquake and flood insurance as appropriate), or its equivalent, insuring the Tenant Improvements and Tenant’s interest in any other improvements to the Premises together with any and all furniture, equipment, supplies, contents and other property owned, leased, held or possessed by it and contained therein (including, without limitation, any of Tenant’s computer systems, production lines or facilities, or any clean rooms, or any deionized water generation systems, hydrogen systems, nitrogen systems, oxygen systems, caustic systems, process water systems, water chiller systems, hot water systems, electric boiler systems, compressed air systems, vacuum systems, air handling units, re-circulation units, the Base Cooling System, the Tenant’s Specialized Cooling System, any other specialized equipment used by Tenant, and the Hydrogen and Nitrogen Lines, such insurance coverage to be in an amount equal to the full insurable value of such improvements and property, subject to reasonable deductibles, as such may increase from time to time. Tenant shall have the right to include the Premises within a blanket policy of insurance which includes the Premises and other locations;
               (ii) boiler and machinery insurance and boiler broad form insurance with respect to the any deionized water system, hot water system, electric boiler system, hydrogen system, nitrogen system, oxygen system, compressed air system, vacuum system, silane gas bunker, steam boiler system and any other boilers and machinery that may exist at the Premises, and boiler comprehensive form insurance covering fired pressure vessels and machinery of 10 or greater horsepower (and air conditioner/air compressor unit coverage as applicable), if any, located in or exclusively servicing the Premises, in an amount reasonably designated by Landlord, for and in the name of Tenant and Landlord as their respective interests may appear.
               (iii) workers’ compensation insurance as required by applicable law and employer’s liability coverage of $100,000 for each accident, $500,000 disease policy limit, and $100,000 disease, each employee limit; and
               (iv) commercial general liability insurance containing coverages reasonably acceptable to Landlord, insuring Tenant, Landlord, Landlord’s Mortgagee and any other person reasonably designated by Landlord against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of any construction work being done on the Premises by or on behalf of Tenant (excluding work being performed by Landlord), or arising out of the use or occupancy of the Premises by Tenant, its employees, agents, representatives or contractors, which policy shall have a per occurrence limit of $1,000,000, aggregate $2,000,000, an umbrella of $5,000,000 for any bodily injury or property damage occurring as a result of or in conjunction with the above, a deductible no higher than $100,000, and which liability insurance shall (A) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is not excess and is non-contributing with any insurance requirement of Tenant; (B) contain a severability of interest clause acceptable to Landlord; and (C) specifically cover contractual liability.
          The insurance required in subparagraph (iv) above shall name Landlord, Townsend Capital, LLC, Landlord’s Mortgagee (if identified by Landlord to Tenant; for purposes of satisfying the foregoing (and Paragraph 13(b) below), the parties hereby acknowledge and agree that, as of the date hereof, Landlord’s Mortgagee is IXIS Real Estate Capital with a notice address of 9 West 57th Street, 36th Floor, New York, New York 10019, Attention: Real Estate Administration (Gary DiGiuseppe), Facsimile Number: 212-891-6263, and any other person reasonably designated by Landlord and approved by Tenant’s insurance carrier as additional insureds. All said insurance policies shall be carried with companies licensed to do business in the State of Missouri reasonably satisfactory to Landlord, shall be written on an occurrence basis, and shall be noncancellable except after thirty (30) days’ written notice to Landlord. Duly executed certificates of such insurance on the ACORD Form 27 format and otherwise, in form reasonably acceptable to Landlord, shall be delivered to Landlord prior to the Commencement Date and at least thirty (30) days prior to the expiration of each respective policy term. Each insurance policy will contain a provision requiring thirty (30) days prior written notice to Landlord and any other additional insured of any material change to such policy, or if the policy is cancelled or not renewed (other than for non-payment of the applicable premium, in which event only ten (10) days prior notice of cancellation or non-renewal shall be required).
          (b) Throughout the making of any alterations or improvements (other than mere decorations) by Tenant, its agents, contractors or employees, Tenant or Tenant’s contractor(s), at its expense, shall carry or cause to be carried (i) workmen’s compensation insurance in statutory limits, covering all persons employed in connection with such alteration or improvements, (ii) builder’s risk insurance covering all physical loss (including any loss of or damage to supplies, machinery and equipment) in connection with the making of such alterations or improvements, and (iii) commercial general liability insurance, with completed operations endorsement, covering any occurrence in or about the Premises in connection with such improvements, which commercial general liability insurance policy shall have a per occurrence limit of $1,000,000, aggregate $2,000,000, an umbrella of $5,000,000, and a deductible no higher than $100,000. Tenant shall furnish Landlord with satisfactory evidence that such insurance is in effect before the commencement of its improvements and, on request, at reasonable intervals thereafter. Evidence of such insurance in ACORD Form 27 format and signed by a reputable insurance agent shall be delivered to Landlord prior to the commencement of any such alterations or improvements. Each policy shall name Landlord, Townsend Capital, LLC, and Landlord’s Mortgagee (if identified by Landlord to Tenant) as an additional insured and shall contain a provision requiring thirty (30) days prior written notice to Landlord and any other additional insured of any material change to such policy, or if the policy is cancelled or not renewed.
          (c) Landlord shall maintain, at a minimum, the following:
               (i) commercial property insurance, with special causes of loss coverage for the Building in an amount equal to 100% of the full replacement value of the Building and providing loss of rents coverage equal to eighteen (18) months rent for the gross rent roll of the Project. Landlord shall have the right to include the Building within a blanket policy of insurance including the Building and other locations.
               (ii) commercial general liability insurance insuring Landlord against any and all liability for injury to or death of a person or persons and for property damage occasioned by or arising out of the acts or omissions of Landlord, its employees, agents representatives or contractors, such policy to have a $1,000,000 per occurrence, $2,000,000 aggregate, and $5,000,000 umbrella for any bodily injury or property damage occurring as a result of or in conjunction with the above.
          14. SUBROGATION AND WAIVER.

          Anything in this Lease to the contrary notwithstanding, to the full extent permitted by law, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action, against the other, its agents, servants, partners, shareholders, officers, or employees, for any loss or damage that may occur to the Premises or the Property, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause to the extent such loss or damage is covered by the terms of a valid and collectible commercial property insurance policy with special causes of loss coverage in effect at the time of such loss (or would have been covered under any such insurance required by this Lease to be maintained by a party) regardless of cause or origin, including negligence of the other party hereto, its agents, officers, partners, shareholders, servants, or employees, and covenants that no insurer shall hold any right of subrogation against such other party. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of commercial property insurance policy with special causes of loss coverage carried in connection with the Property and the Premises; provided that the foregoing waiver by each party is conditioned upon the other party’s carrying insurance with the above described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party’s waiver shall be deemed rescinded until such waiver is either obtained or reinstated.
          15. INDEMNIFICATION AND HOLD HARMLESS.
               (a) Tenant does hereby agree to defend, indemnify and hold Landlord harmless from and against any and all liability for any injury to or death of any person or persons or any damage to property occurring during the Term hereof and in any way arising out of or in connection with Tenant’s use or occupancy of the Premises, or in any way arising out of any activities in or about the Premises, the Building or other portions of the Property, of Tenant, its assignees or subtenants or of the respective agents, employees, licensees, contractors or invitees of Tenant or its assignees or subtenants (collectively, the “Tenant Group”), and from all costs, expenses and liabilities (including, but not limited to, court costs and reasonable attorneys’ fees) incurred by Landlord in connection therewith, excepting however, liability caused by or resulting from the negligence or willful misconduct of Landlord or its agents, employees, licensees or contractors.
               (b) Landlord does hereby agree, to defend, indemnify and hold Tenant harmless from and against any claims and actions brought against Tenant by third parties which (i) arise out of any bodily injury, death or property damage occurring to such third parties at the Project, (ii) are not caused by any of the Tenant Group, and (iii) are caused by Landlord’s negligence or willful misconduct.
               (c) Tenant covenants and agrees that Landlord shall not be liable to Tenant for any injury to or death of any person or persons or for damage to any property of Tenant, or any person claiming through Tenant, arising out of any accident or occurrence in or about the Premises or other portions of the Building or the Property any of which is caused by the acts or omissions of other tenants and occupants of the Building. Such events shall include, but not be limited to, injury, death or damage caused by the Premises or other portions of the Building or the Property becoming out of repair or caused by any defect in or failure of equipment, pipes or wiring, or caused by broken glass, or caused by the backing up of drains, or caused by gas, water, steam, electricity, or oil leaking, escaping or flowing into the Premises, or caused by fire or smoke, any of which is caused by the acts or omissions of other tenants and occupants of the Building.
               (d) Each party agrees to report in writing to the other any significant defective condition in or about the Premises known to it, and further agrees to attempt to contact the other by telephone immediately in such instance.
               (d) The obligations of Landlord and Tenant under this Paragraph 15 shall survive the expiration or earlier termination of this Lease.
          16. SUBORDINATION AND NON-DISTURBANCE.
               (a) This Lease is and shall be subject and subordinate to all ground leases, deeds of trust, deeds to secure debt, indentures, mortgages and any other similar instruments (collectively, “Mortgages”) which may now or hereafter affect the Premises and to all renewals, modifications, consolidations, replacements, and extensions of such Mortgages; provided, Landlord and any owner or holder of any Mortgages (“Mortgagee”) shall have the right to declare this Lease superior to any or all Mortgages. This provision is self-executing and no further instrument shall be required to establish such subordination or superiority. In confirmation of such subordination, at Landlord’s request, Tenant shall promptly execute any appropriate certificate or instrument that Landlord or Mortgagee may request and Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. Any such subordination, attornment and non-disturbance agreement obtained pursuant to or consistent with the provisions of this Paragraph 16 shall hereinafter be referred to as an “SNDA”.
               (b) After receiving notice and a notice address from any Mortgagee, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such Mortgagee. Any such Mortgagee shall have thirty (30) days for the cure of any such default. Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing. If such default cannot reasonably be cured within such thirty (30) days, then Mortgagee shall have thirty (30) days within which to commence a cure and provided such Mortgagee is proceeding diligently, such longer period as may be reasonably necessary to complete such cure. The curing of any of Landlord’s defaults by such Mortgagee shall be treated as performance by Landlord.
               (c) With respect to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to any Mortgagee, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Mortgagee, shall never be deemed an assumption by such Mortgagee of any of the obligations of Landlord hereunder, unless such Mortgagee shall, by written notice sent to Tenant, specifically elect, or unless such Mortgagee shall foreclose the Mortgage and take possession of the Premises. Tenant, upon receipt of written notice from a Mortgagee that such

Mortgagee is entitled to collect Rent hereunder may in good faith remit such Rent to Mortgagee without incurring liability to Landlord for the non-payment of such Rent, and any such payment of Rent to Mortgagee shall be deemed payment to Landlord.
               (d) If the Mortgagee, or any party deriving its interest therefrom shall succeed to the rights of Landlord in the Premises or under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed (the party so succeeding to Landlord’s rights herein sometimes called the “Successor Landlord”), the Successor Landlord shall be bound by all of the terms of this Lease and shall be deemed to have assumed all of Landlord’s obligations hereunder first arising from and after the date the Successor Landlord succeeds to the rights of Landlord in the Premises, and Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Lease, and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to confirm such attornment. This Lease shall continue in full force and effect as, or as if it were, a direct lease between the Successor Landlord and Tenant, and all of the terms, conditions and covenants set forth in this Lease shall be applicable after such attornment, except that the Successor Landlord shall not:
               (i) be liable for any previous act or omission of Landlord under this Lease;
               (ii) be subject to any offset that shall have theretofore accrued to Tenant against Landlord; or
               (iii) be bound by:
               (A) any previous modification of this Lease, not expressly provided for in this Lease unless consented to by such Successor Landlord;
               (B) any previous prepayment of more than one (1) month’s Rent or any Additional Rent then due (including any periodic payments made toward Operating Expenses in the manner provided in this Lease), unless such prepayment shall have been expressly approved in writing by the Mortgagee through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease;
               (C) any obligation to pay Tenant any sum(s) that Landlord owed to Tenant (other than amounts specifically set forth in the lease relating to tenant improvement allowances) unless such sums, if any, shall have actually been delivered to Successor Landlord by way of an assumption of escrow accounts or otherwise;
               (D) any obligation to return any security deposited with Landlord, unless such security was actually delivered to Successor Landlord;

               (E) any obligation arising from representations or warranties related to former Landlord (provided, however, Successor Landlord shall make such representations and warranties as of the date of attornment under this Lease); or
               (F) any consensual or negotiated surrender, cancellation, or termination of this Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected pursuant to the express terms of the Lease or consented to in writing by Successor Landlord.
          The provisions for attornment set forth in this Paragraph 16(d) shall be self-operative and shall not require the execution of any further instrument. However, any Mortgagee and/or any other party to whom Tenant agrees to attorn as aforesaid reasonably requests a further instrument confirming such attornment, Tenant agrees to execute and deliver the same within twenty (20) days after a request is made to do so in accordance with the provisions of this Lease.
          17. LANDLORD’S RIGHT OF ENTRY.
          Landlord, its agents or employees may enter the Premises (a) at all reasonable times (including Ordinary Business Hours) upon not less than twenty-four (24) hours prior notice and provided Tenant is given the opportunity for a representative of Tenant to accompany Landlord or its agents (i) to exhibit the Premises to prospective purchasers or tenants of the Building or the Premises; and (ii) to inspect the Premises to see that Tenant is complying with its obligations hereunder, and (b) at all reasonable times (including Ordinary Business Hours) and at any time in the event of an emergency (in either case without prior notice) (i) to make repairs, alterations, improvements and additions required of Landlord under the terms hereof, or that are advisable in Landlord’s determination to preserve the integrity, safety and good order of all or any part of the Premises or the Building, including any systems serving the Building which run through the Premises, or which may be necessary to comply with applicable laws, ordinances or other requirements of any governmental entity or agency having jurisdiction; (ii) to provide janitorial or other services required under this Lease; (iii) to remove any alterations, additions or improvements made by Tenant in violation of Paragraph 7(d) hereof; and (iv) during the last six (6) months of the Term, and then only in the event that Tenant has permanently vacated the Premises at such time, to perform demolition work therein.
          18. DEFAULT; REMEDIES.
               (a) The occurrence of any of the following shall constitute an event of default hereunder by Tenant (hereinafter, an “Event of Default”):
               (i) The Rent due from Tenant hereunder is not paid within ten (10) days after the date due (provided, however, not more frequently than once in any consecutive twelve (12) month period, Landlord agrees to give Tenant written notice of

Tenant’s failure to timely make a payment of Rent and Tenant shall have five (5) days from the date such notice is deemed to have been received pursuant to Paragraph 29 hereof to make such payment of Rent before an Event of Default shall be deemed to have occurred) or any other sum of money due from Tenant hereunder is not paid within five (5) days after written notice from Landlord;
               (ii) The Premises are abandoned pursuant to Section 441.065 R.S.Mo.;
               (iii) Any petition is filed by or against Tenant under any section or chapter of the National or Federal Bankruptcy Act or any other applicable Federal or State bankruptcy, insolvency or other similar law, and, in the case of a petition filed against Tenant, such petition is not dismissed within sixty (60) days after the date of such filing; if Tenant shall become insolvent or transfer property to defraud creditors; if Tenant shall make an assignment for the benefit of creditors; or if a receiver is appointed for any of Tenant’s assets;
               (iv) Tenant fails to bond off or otherwise remove any lien filed against the Premises or the Building by reason of Tenant’s actions, within fifteen (15) days after Tenant has notice of the filing of such lien;
               (v) Tenant fails to observe, perform and keep the covenants, agreements, provisions, stipulations, and conditions, herein contained to be observed, performed and kept by Tenant and persists in such failure after thirty (30) days written notice by Landlord requiring that Tenant remedy, correct, desist or comply (or if any such failure to comply on the part of Tenant would reasonably require more than thirty (30) days to rectify, unless Tenant commences rectification within the thirty (30) day period and thereafter promptly, effectively and diligently proceeds with the rectification of the failure to comply on the part of Tenant and, in all such events, cures such failure to comply on the part of Tenant no later than ninety (90) days after Landlord’s written notice);
               (vi) If all or any part of this Lease shall be assigned, or if all or any part of the Premises shall be sublet, either voluntarily or by operation of law, except in strict accordance with the requirements of Paragraph 10 hereof;
               (vii) If there shall occur any event described elsewhere in this Lease as constituting a default by Tenant and Tenant fails to cure such default within the time periods provided in Paragraph 18(a)(v) above;
               (viii) Unless in connection with an Affiliate Transfer, Tenant (if a corporation) is liquidated or dissolved or its charter expires or is revoked, or Tenant (if a partnership or business association) is dissolved or partitioned, or Tenant (if a trust) is terminated or expires, or if Tenant (if an individual) dies; or
               (ix) Tenant fails to install the Specialized Cooling System and the same is not operational by August 1, 2006, time being of the essence.

               (b) Upon the occurrence of an Event of Default, Landlord shall have the option to do and perform any one or more of the following:
               (i) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant shall fail to do so, Landlord may, without further notice and without prejudice to any other remedy Landlord may have, enter upon the Premises without the requirement of resorting to the dispossessory procedures and expel or remove Tenant and Tenant’s effects without being liable for any claim for trespass or damages therefor. Upon any such termination, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day Rent would have been payable hereunder, in an amount equal to the Rent and any other amounts which would have been owing by Tenant for the balance of the Term, had this Lease not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord, after deducting all of Landlord’s costs and expenses (including, without limitation, brokerage and attorneys’ fees and expenses) incurred in connection with or in any way related to the termination of this Lease, eviction of Tenant and such reletting; and/or
               (ii) Declare the entire amount of Rent calculated on the current rate being paid by Tenant, and other sums which in Landlord’s reasonable determination would become due and payable during the remainder of the Term, discounted to present value by using a reasonable discount rate selected by Landlord, to be due and payable immediately. Upon such acceleration of such amounts, Tenant agrees to pay the same at once, together with all Rent and other amounts theretofore due, at Landlord’s address as provided herein; provided however, that such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant’s failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord’s actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof). Upon making such payment, Tenant shall receive from Landlord all rents received by Landlord from other tenants renting the Premises during the remainder of the Term, provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to the preceding sentence, less all of Landlord’s costs and expenses (including, without limitation, brokerage and attorneys’ fees and expenses) incurred in connection with or in any way related to termination of this Lease, eviction of Tenant and the reletting of the Premises. The acceptance of such payment by Landlord shall not constitute a waiver of rights or remedies to Landlord for any failure of Tenant thereafter occurring to comply with any term, provision, condition or covenant of this Lease; and/or
               (iii) Enter the Premises as the agent of Tenant without the requirement of resorting to the dispossessory procedures and without being liable for any claim for trespass or damages therefor, and, in connection therewith, rekey the Premises, remove Tenant’s effects therefrom and store the same at Tenant’s expense, without being liable for any damage thereto, and relet the Premises as the agent of Tenant, with or without advertisement, by private negotiations or otherwise, for any term Landlord deems proper, and receive the rent therefor. Tenant shall pay Landlord on demand any deficiency that may arise by reason of such reletting, but Tenant shall not be entitled to any surplus so arising. Landlord and Tenant agree that, unless otherwise required by the laws of the State of Missouri (and then only to the extent so required), Landlord shall have no obligation to mitigate Landlord’s damages under this Lease. Tenant shall reimburse Landlord for all costs and expenses (including, without limitation, brokerage and attorneys’ fees and expenses) incurred in connection with or in any way related to the eviction of Tenant and reletting the Premises, and for the amount of any other Rent which would have been due from Tenant to Landlord hereunder which is not recovered from reletting or due to inability to relet the Premises. Landlord, in addition to but not in lieu of or in limitation of any other right or remedy provided to Landlord under the terms of this Lease or otherwise (but only to the extent such sum is not reimbursed to Landlord in conjunction with any other payment made by Tenant to Landlord), shall have the right to be immediately repaid by Tenant the amount of all sums expended by Landlord and not repaid by Tenant in connection with preparing or improving the Premises and any and all reasonable costs and expenses incurred in renovating or altering the Premises to make it suitable for reletting. No re-entry or taking possession of the Premises by Landlord, as provided in this Paragraph, shall be construed as an election on its part to terminate this Lease unless a notice of such intention is given to Tenant (all other demands and notices of forfeiture or other similar notices being hereby expressly waived by Tenant). Notwithstanding any reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach in the manner provided in this Paragraph; and/or
               (iv) As agent of Tenant, do whatever Tenant is obligated to do by the provisions of this Lease, including, but not limited to, entering the Premises, without being liable to prosecution or any claims for damages in order to accomplish this purpose. Tenant agrees to reimburse Landlord immediately upon demand for any expenses which Landlord may incur in thus effecting compliance with this Lease on behalf of Tenant, and Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action; and/or
               (c) Pursuit by Landlord of any of the foregoing remedies shall not preclude the pursuit of any damages incurred, or of any of the other remedies provided herein or available, at law or in equity.
               (d) No act or thing done by Landlord or Landlord’s employees or agents during the Term shall be deemed an acceptance of a surrender of the Premises. Neither the mention in this Lease of any particular remedy, nor the exercise by Landlord of any particular remedy hereunder, or at law or in equity, shall preclude Landlord from any other remedy Landlord might have under this Lease, or at law or in equity. Any waiver of or redress for any violation of any covenant or condition contained in this Lease or any of the Rules and Regulations now or hereafter adopted by Landlord, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant in this Lease shall not be deemed a waiver of such breach. No receipt of monies by Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Premises after the termination in any way of this Lease or after the giving of any notice of termination, shall reinstate, continue or extend the term or affect any notice given to Tenant prior to the receipt of such money, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent or other amounts due Landlord, and such payment shall not waive or affect such notice, suit or judgment; provided, however, any such payment received by Landlord from Tenant shall be applied to offset any applicable judgment against Tenant.
          19. SURRENDER; HOLDING OVER.
          On the expiration or earlier termination of this Lease, Tenant shall yield up the Premises to Landlord in the same condition and repair in which the Premises were on the date Tenant took possession of the Premises, or as the same may have been improved during the Term, reasonable wear and tear, obsolescence, damage caused by the negligent acts (but not negligent omissions) or willful misconduct of Landlord, its agents, employees, invitees, contractors and others for whom Landlord is legally responsible, and damage caused by any breach of any of Landlord’s obligations under this Lease, excepted, and subject to fire and casualty and condemnation which shall be governed by the applicable provisions of this Lease. Except as set forth at Section 7(d) and at Exhibit H, Tenant shall not be required to remove any Tenant Improvements or permanent alterations or other permanent improvements to the Premises; however, Tenant shall have the right to remove any trade fixtures or equipment, provided it shall repair any damage to the Premises resulting therefrom.
          If Tenant remains in possession of the Premises after expiration of the Term, or after any permitted termination of this Lease by Landlord, with Landlord’s acquiescence and without any written agreement between the parties, Tenant shall be a tenant at sufferance and such tenancy shall be subject to all the provisions hereof, except that the Monthly Base Rental for said holdover period shall be one hundred fifty percent (150%) of the amount of Rent due in the last full month of the Term. There shall be no renewal of this Lease by operation of law. Nothing in this Paragraph shall be construed as a consent by Landlord to the possession of the Premises by Tenant after the expiration or earlier termination of the Term.
          20. QUIET ENJOYMENT.
          Landlord covenants that if and for so long as Tenant pays the Rent and performs the covenants and conditions and is otherwise in full compliance with the terms hereof, Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term, subject to the terms hereof and matters of record affecting the Property.
          21. MUTUAL REPRESENTATION OF AUTHORITY.
               (a) Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and each party makes these representations knowing that the other party will rely thereon.
               (b) The signatories on behalf of Landlord and Tenant further represent and warrant that each has full right, power and authority to act for and on behalf of Landlord and Tenant in entering into this Lease.
               (c) Landlord is the owner of a leasehold estate in the Land under a Lease dated April 1, 1998, between the City of Lee’s Summit, Missouri, as landlord, and Landlord, as tenant.
          22. LANDLORD’S LIABILITY AND TENANT’S LIABILITY.
               (a) Tenant hereby agrees for itself and each succeeding holder of Tenant’s interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Landlord, or any succeeding owner of Landlord’s interest, which is in any manner related to this Lease, the Premises, or Tenant’s use or occupancy of the Premises, whether at law or in equity, shall be satisfied only out of Landlord’s interest in the Project, and/or insurance policies and none of its entity owners, partners, members, officers, directors, employees or agents shall have any personal liability under this Lease.
               (b) Landlord hereby agrees for itself and each succeeding holder of Landlord’s interest, or any portion thereof, hereunder, that any judgment, decree or award obtained against Tenant, or any succeeding owner of Tenant’s interest, which is in any manner related to this Lease, the Premises, or Landlord’s obligations hereunder, whether at law or in equity, shall be satisfied only out of Tenant’s insurance policies and proceeds, and Tenant’s assets and none of its entity owners, partners, members, officers, directors, employees or agents shall have any personal liability under this Lease.
               (c) Landlord and Tenant hereby agree to act in a fiduciary capacity on behalf of the other regarding any insurance proceeds received with respect to damage or loss to the other.
          23. REAL ESTATE BROKERS.
               (a) Tenant represents and warrants that Tenant has not dealt with any broker, in connection with this Lease and Tenant hereby agrees to defend, indemnify and save harmless Landlord against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees and other costs of defense) arising from Tenant’s breach of this representation.
               (b) Landlord represents and warrants that Landlord has not dealt with any broker in connection with this Lease and Landlord hereby agrees to defend, indemnify and save harmless Tenant against all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees and other costs of defense) arising from Landlord’s breach of this representation.
          24. ATTORNEYS’ FEES.

          In the event either party institutes legal proceedings against the other for breach of or interpretation of any of the terms, conditions or covenants of this Lease, the party against whom a judgment is entered shall pay all reasonable costs and expenses relative thereto, including reasonable attorneys’ fees of the prevailing party.
          25. ESTOPPEL CERTIFICATE.
          At any time during the period beginning with the execution of this Lease and ending with the termination of this Lease, Tenant shall, within fifteen (15) days of the request by Landlord, execute, acknowledge and deliver to Landlord, any Mortgagee, prospective Mortgagee, lessor, or any prospective purchaser or transferee of the Property, the Building, or both (or any portion thereof) (as such parties may be designated by Landlord), or any mortgagee or prospective mortgagee of such prospective purchaser or transferee, an estoppel certificate in recordable form, or in such other form as Landlord may from time to time require, evidencing (a) whether or not this Lease is in full force and effect; (b) whether or not this Lease has been amended in any way (and indicating any such amendments); (c) whether or not Tenant has accepted and is occupying the Premises; (d) whether or not there are any existing defaults on the part of Landlord hereunder or defenses or offsets against the enforcement of this Lease to the knowledge of Tenant (specifying the nature of such defaults, defenses or offsets, if any); (e) the date to which Rent and other amounts due hereunder, if any, have been paid; (f) the specific dates of any milestone dates contained in this Lease; and (g) any such other information as may be reasonably requested by Landlord. Each certificate delivered pursuant to this Paragraph may be relied on by Landlord, any prospective purchaser or transferee of Landlord’s interest hereunder, or any Mortgagee or prospective Mortgagee, or any lessor.
          26. NO RECORDING.
          Landlord and Tenant agree not to record this Lease.
          27. WAIVERS; CONSENT TO JURISDICTION.
          LANDLORD AND TENANT BOTH HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY CLAIM, ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT’S USE OR OCCUPANCY OF THE PREMISES, OR ANY CLAIM OR INJURY OR DAMAGE. TENANT HEREBY WAIVES ANY RIGHT TO FILE A NON-MANDATORY OR NON-COMPULSORY COUNTERCLAIM AGAINST LANDLORD IN ANY SUMMARY DISPOSSESS OR SIMILAR PROCEEDING. THE PARTIES AGREE THAT ANY ACTION BROUGHT IN CONNECTION WITH THIS LEASE MAY BE MAINTAINED IN ANY COURT OF COMPETENT JURISDICTION IN JACKSON COUNTY, MISSOURI.

          28. GOVERNING LAW.
          This Lease shall be construed and interpreted in accordance with the laws of the state where the Premises are located, except for its conflict of law rules.
          29. NOTICES.
          Any notice by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or sent by registered or certified mail return receipt requested, or overnight delivery service, to the following:
If to Tenant:
Diodes FabTech, Inc.
777 N.W. Blue Parkway
Lee’s Summit, MO 64086-5709
Attention: Dianna L. Hendrix or Administrative Manager
If to Landlord:
Townsend Summit, LLC
c/o Townsend Capital, LLC
210 West Pennsylvania Avenue
Suite 700
Towson, MD 21204
Attention: Judith S. Waranch, Esquire
Notice shall be deemed to have been given (and therefore effective) on the date received or refused by the addressee, if delivered personally or by overnight delivery service, or, if mailed, the earlier of the date received or refused by the addressee, or three (3) business days after the date postmarked. Any copy of a notice which is also to be given to an additional individual shall be deemed for convenience only and, for the purposes hereof, the giving of notice in the manner required hereby to the first addressee to receive a notice on behalf of a party shall control for purposes of whether notice has been given.
          30. COUNTERPARTS.
          This Lease may be executed in one or more counterparts each one of which shall be deemed an original.
          31. ENTIRE AGREEMENT.

          THIS LEASE CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES, THERE BEING NO OTHER TERMS, ORAL OR WRITTEN, EXCEPT AS HEREIN EXPRESSED. THE FAILURE OF EITHER PARTY TO INSIST IN ANY INSTANCE ON STRICT PERFORMANCE OF ANY COVENANT OR CONDITION HEREOF, OR TO EXERCISE ANY OPTION HEREIN CONTAINED, SHALL NOT BE CONSTRUED AS A WAIVER OF SUCH COVENANT, CONDITION OR OPTION IN ANY OTHER INSTANCE. NO MODIFICATION OF THIS LEASE SHALL BE BINDING ON THE PARTIES UNLESS IT IS IN WRITING AND SIGNED BY BOTH PARTIES HERETO.
          32. SEVERABILITY AND INTERPRETATION.
               (a) If any clause or provision of this Lease shall be deemed illegal, invalid or unenforceable under present or future laws effective during the Term, the remainder of this Lease shall not be affected by such illegality, invalidity or unenforceability, and in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
               (b) Should any provisions of this Lease require judicial interpretation, it is agreed that the court interpreting or construing the same shall not apply a presumption that the terms of any such provision shall be more strictly construed against one party or the other by reason of the rule of construction that a document is to be construed most strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties hereto have participated in the preparation of this Lease.
          33. HEIRS, SUCCESSORS, AND ASSIGNS; PARTIES.
               (a) The provisions of this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective permitted successors, heirs, legal representatives and assigns, it being understood that the term “Landlord” as used in this Lease means only the owner or prime lessee (or the ground lessee) for the time being of the Property and Building of which the Premises are a part, so that in the event of any sale or sales of said Property or assignment of the prime lease (or of any ground lease thereof), Landlord named herein shall be and hereby is entirely released of all covenants and obligations of Landlord hereunder accruing thereafter, and it shall be deemed without further agreement that the purchaser, assignee, or the ground lessee, as the case may be, has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder during the period such party has possession of the Property and Building. Should the Property and the entire Building be severed as to ownership by sale and/or lease, then the owner of the entire Building or lessee of the entire Building that has the right to lease space in the Building to tenants shall be deemed “Landlord”. Tenant shall be bound to any such succeeding party for performance by Tenant of all the terms, covenants, and conditions of this Lease and agrees to attorn (and execute any attornment agreement not in conflict with the terms and provisions of this Lease at the request of any such party) to any such succeeding party.
               (b) The parties “Landlord” and “Tenant” and pronouns relating thereto, as used herein, shall include male, female, singular and plural, corporation, partnership or individual, as may fit the particular parties.
          34. SURVIVAL.
          Except as otherwise set forth herein, any obligations of Tenant and Landlord, as set forth herein (including, without limitation, (a) Tenant’s rental and other monetary obligations, repair obligations, and obligations to indemnify Landlord, and (b) Landlord’s obligations to indemnify Tenant), shall survive the expiration or earlier termination of this Lease.
          35. FORCE MAJEURE.
          Landlord and Tenant shall each be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease (excluding the payment of Rent, Additional Rent or any other charges payable under this Lease) when prevented from so doing by causes beyond its reasonable control, which shall include, but not be limited to, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, or acts of God.
          36. TIME OF THE ESSENCE.
          All time for payments and performance herein and all notice and cure periods are of the essence of the agreement between the parties hereto.
          37. HEADINGS.
          The headings in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of any part of this Lease.
          38. RULES AND REGULATIONS.
          The Rules and Regulations set forth in Exhibit G (the “Rules”) are a part of this Lease. Landlord may from time to time amend, modify, delete or add new and additional reasonable Rules for the use, operation, safety, cleanliness and care of the Premises and the Building so long as such Rules are applicable to all tenants of the Property and do not interfere in any material respect with Tenant’s use and enjoyment of the Premises or reduce Landlord’s obligations hereunder or reduce or detract from Tenant’s rights hereunder. Such new or modified Rules shall be effective upon Landlord’s provision of written notice and a copy thereof to Tenant. Tenant will cause its employees and agents, and will use its best efforts to cause any others permitted by Tenant to occupy or enter the Premises, to at all times abide by the Rules. In the event of any material breach of any Rules, Landlord shall have all remedies in this Lease provided for in the event of default by Tenant and shall, in addition, have any remedies available at law or in equity, including but not limited to, the right to enjoin any breach of such Rules. Landlord agrees to enforce the Rules consistently as to all tenants affected thereby, but shall not be responsible to Tenant for the nonobservance by any other tenant or person of any such Rules.
          39. LEASE BINDING UPON DELIVERY; NO OPTION.
          Submission of this Lease for examination and negotiation does not constitute an option to lease or reservation of space for the Premises. This Lease shall be effective only when executed by both parties and received by Landlord. If this Lease has been submitted to Tenant in form already signed by Landlord, it evidences only Landlord’s offer to enter into this Lease on the exact terms provided as delivered, which offer may be revoked at any time and which may additionally expire at any certain time established by Landlord in writing.
          40. NATURAL GAS LICENSE AGREEMENT.
          Landlord and Tenant entered into that certain License Agreement dated December 27, 2004 (the “Natural Gas License”), a copy of which is attached hereto as Exhibit J and made a part hereof. The parties hereto agree that they will enter into a modification of the Natural Gas License for purposes of confirming that the “Lease” referred to therein shall be deemed to be this Amended and Restated Lease Agreement.
          41. BASE RENT AND CAM REIMBURSEMENT TO TENANT.
          Within thirty (30) days of the date that this Lease has been executed by both Landlord and Tenant, Landlord shall pay to Tenant the sum of $188,827.60 [which amount represents the difference between (a) base rent and common area maintenance charges paid by Tenant for the period January 1, 2006, through August 31, 2006 ($1,221,817.60), and (b) $21.00 per RSF of the Primary Premises for such time period ($1,032,990.00)]. The Landlord and Tenant hereby agree that said amount is final and not subject to audit or adjustment.
[Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the Landlord has duly executed this Amended and Restated Lease Agreement as of the day and year first above written.

LANDLORD: TOWNSEND SUMMIT, LLC
By:	/s/ David Townsend
	Name:	David Townsend
	Title:	Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

          IN WITNESS WHEREOF, the Tenant has duly executed this Amended and Restated Lease Agreement as of the day and year first above written.

TENANT: DIODES FABTECH, INC., a Delaware corporation
By:	/s/ Joseph Liu
	Name:	Joseph Liu
	Title:	Senior VP, Operations

EXHIBIT A-1
DRAWING OF THE PRIMARY PREMISES

L.S. R7
Cerner
AT&T
FabTech
73,785 RSF
CMSU
State Street
American Century
Vacant
Vacant
CAFE
Acceleration
Vacant
Vacant

09/07/06

EXHIBIT A-1

SUMMIT TECHNOLOGY CAMPUS

777 NW BLUE PARKWAY

LEE'S SUMMIT, MISSOURI 64086

EXHIBIT A-1
SUMMIT TECHNOLOGY CAMPUS 777 NW BLUE PARKWAY LEE’S SUMMIT, MISSOURI 64086

EXHIBIT A-2
DRAWING OF THE BASEMENT AREA

FabTech Total Basement Area 68,494 SF

FABTECH
31,693 SF
FABTECH
29,267 SF
FABTECH
7,534 SF

09/07/06

EXHIBIT A-2

SUMMIT TECHNOLOGY CAMPUS

777 NW BLUE PARKWAY

LEE'S SUMMIT, MISSOURI 64086

EXHIBIT A-2
SUMMIT TECHNOLOGY CAMPUS 777 NW BLUE PARKWAY LEE’S SUMMIT, MISSOURI 64086

EXHIBIT A-3
DRAWING OF THE PARKING AREA, ETC.

FabTech Parking Area
FabTech Dumpster Compactor Location 920 Sq.Ft.
FabTech New Caustic Area 870 Sq.Ft.
FabTech DI Water Enclosure 6,509 Sq.Ft.
North Building
FabTech Haz Storage & Silane Bunker 1,121 Sq.Ft.
FabTech Oxygen System to be relocated to DI Space by 12/31/06
FabTech Hydrogen System 21,554 Sq.Ft.
FabTech Nitrogen System 6,500 Sq.Ft.
FabTech Caustic System to be removed by 6/19/06
GAS LINE
South Building
NATURAL GAS LINE

EXHIBIT A-3

09/07/06

SUMMIT TECHNOLOGY CAMPUS

777 NW BLUE PARKWAY

LEE'S SUMMIT, MISSOURI 64086

EXHIBIT A-3
SUMMIT TECHNOLOGY CAMPUS 777 NW BLUE PARKWAY LEE’S SUMMIT, MISSOURI 64086

EXHIBIT B
THE LAND
LEGAL DESCRIPTION
A tract of land lying in Section 36, Township 48 North, Range 32 West, and in Section 31, Township 48 North, Range 31 West, and in Lots 9 through 13, inclusive, DESENDORF ACRES, a subdivision in Lee’s Summit, Jackson County, Missouri, according to the recorded plat thereof, all of said land lying in Lee’s Summit, Jackson County, Missouri, and more particularly described as follows:
Beginning at a point of intersection of the Westerly right of way line of the Missouri Pacific Railroad and the North line of said Section 36, said point being 909.76 feet, West of the Northeast Quarter of said Section; thence South 06 degrees 13 minutes 04 seconds West, a distance of 600.87 feet, to the point of beginning; thence North 67 degrees 49 minutes 00 seconds East along the South right of way line of I-470, a distance of 86.54 feet; thence North 49 degrees 40 minutes 31 seconds East, a distance of 268.54 feet to a point on the Westerly right of way line of the Missouri Pacific Railroad; thence South 29 degrees 35 minutes 27 seconds East along said right of way line, a distance of 215.95 feet; thence along a curve Southeasterly having a radius of 5886.53 feet, a distance of 1309.21 feet; to a point on said Westerly right of way line; thence South 41 degrees 58 minutes 11 seconds East, a distance of 737.79 feet; thence along a curve Southwesterly having a radius of 3088.58 feet, a distance of 1397.40 feet to a point being on the said Westerly right of way; thence South 89 degrees 48 minutes 04 seconds West, a distance of 386,88 feet; thence South 0 degree 11 minutes 56 seconds East, a distance of 450.00 feet; thence North 89 degrees 48 minutes 04 seconds East, a distance of 479.07 feet to a point on the Westerly right of way line of Missouri Pacific Railroad, also said point being 1424.97 feet North of the South line of said Section 31; thence along a curve Southwesterly having a radius of 3088.58 feet, a distance of 406.55 feet along said right of way; thence South 0 degree 46 minutes 05 seconds East along said right of way, a distance of 364.17 feet; thence Southeasterly along a curve, having a radius of 2807.00 feet, a distance of 519.25 feet to a point that is 140.00 feet North of the South line of said Section 31; thence parallel with said Section 31, South 89 degrees 50 minutes 04 seconds West, a distance of 404.24 feet; thence South 0 degree 09 minutes 56 seconds East, a distance of 45.00 feet, to a point that is 95.00 feet North of said Section 31, thence South 89 degrees 45 minutes 18 seconds West and parallel with the South Section line of Section 31, a distance of 1027.18 feet; to a point that is 95.00 feet North of the Southeast corner of said Section 36, Township 48, North Range 32 West; thence North 89 degrees 51 minutes 56 Seconds West, parallel with said Section 36, and also being the North right of way line of Chipman Road, a distance of 2649.09 feet to a point that is on the Easterly right of way of North Blue Parkway and also being 95.00 feet North of the South Quarter corner of said Section 36; thence North 0 degree 03 minutes 27 seconds East along the East right of way line of said Blue Parkway, a distance of 1664.47 feet; thence Northwesterly along a curve having a radius of 1959.75 feet and a distance of 585.19 feet; thence North 16 degrees 57 minutes 26 seconds West along said right of way, a distance of 687.85 feet to a point that is on the Easterly right of way line of a service road: Document No. I-76379; thence North 73 degrees 01 minutes 02 seconds East a distance of 47.96 feet; thence Northeasterly along a curve having a radius of 165.00 feet and a distance of 212.60 feet; thence North 0 degree 51 minutes 50 seconds West, a distance of 163.38 feet; thence Northeasterly along a curve having a radius of 253.31 feet, a distance of 208,07 feet; thence South 89 degrees 46 minutes 50 seconds East, a distance of 1186.96 feet; thence North 23 degrees 37 minutes 39 seconds East, a distance of 1018.70 feet; thence North 6 degrees 07 minutes 13 seconds East a distance of 231.51 feet, to a Point of Beginning.
The land is also described as follows:
A tract of land lying in Section 36, Township 48 North, Range 32 West, and in Section 31, Township 48 North, Range 31 West, and in Lots 9 through 13, inclusive, DESENDORF ACRES, a subdivision in Lee’s Summit, Jackson County, Missouri, according to the recorded plat thereof, all of said land lying in Lee’s Summit, Jackson County, Missouri, and particularly described as follows:
Beginning at a point of intersection of the Westerly right of way line of the Missouri Pacific Railroad and the North line of said Section 36, said point being 909.76 feet, West of the Northeast Quarter of said Section; thence South 06 degrees 13 minutes 04 seconds West, a distance of 600.87 feet, to the point of beginning; thence North 67 degrees 49 minutes 00 seconds East along the South right of way line of I-470, a distance of 86.54 feet; thence North 49 degrees 40 minutes 31 seconds East, a distance of 268.54 feet to a point on the Westerly right of way line of the Missouri Pacific Railroad; thence South 29 degrees 35 minutes 27 seconds East along said right of way line, a distance of 215.95 feet; thence along a curve Southeasterly having a radius of 5886.53 feet, a distance of 1309.21 feet, to a point on said Westerly right of way line; thence South 41 degrees 58 minutes 11 seconds East, a distance of 737.79 feet; thence along a curve Southwesterly having a radius of 3088.58 feet, a distance of 1397.98 feet to a point being on the said Westerly right of way; thence South 89 degrees 48 minutes 04 seconds West, a distance of 386.88 feet; thence South 0 degree 11 minutes 56 seconds East, a distance of 450.00 feet; thence North 89 degrees 48 minutes 04 seconds East, a distance of 479.07 feet to a point on the Westerly right of way line of Missouri Pacific Railroad, also said point being 1424.97 feet North of the South line of said Section 31; thence along a curve Southwesterly having a radius of 3088.58 feet, a distance of 406.55 feet along said right of way; thence South 0 degree 46 minutes 05 seconds East along said right of way, a distance of 364.17 feet; thence Southeasterly along a curve, having a radius of 2807.00 feet, a distance of 519.25 feet to a point that is 140.00 feet North of the South line of said Section 31; thence parallel with said Section 31, South 89 degrees 50 minutes 04 seconds West, a distance of 404.24 feet; thence South 0 degree 09 minutes 56 seconds East, a distance of 45.00 feet, to a point that is 95.00 feet North of said Section 31, thence South 89 degrees 45 minutes 18 seconds West and parallel with the South Section line of said Section 31, a distance of 1027.18 feet; to a point that is 95.00 feet North of the Southeast corner of said Section 36, Township 48, North Range 32 West; thence North 89 degrees 51 minutes 56 seconds West, parallel with said Section 36, and also being the North right of way line of Chipman Road, a distance of 2649.09 feet to a point that is on the Easterly right of way of North Blue Parkway and also being 95.00 feet North of the South Quarter corner of said Section 36; thence North 0 degree 03 minutes 27 seconds East along the East right of way line of said Blue Parkway, a distance of 1664.47 feet; thence Northwesterly along a curve having a radius of 1959.75 feet and a distance of 597.55 feet; thence North 16 degrees 57 minutes 26 seconds West along said right of way, a distance of 687.85 feet to a point that is on the Easterly right of way line of a service road: Document No. I-76379; thence North 73 degrees 01 minutes 02 seconds East, a distance of 47.96 feet; thence Northeasterly along a curve having a radius of 165.00 feet and a distance of 212.64 feet; thence North 0 degree 51 minutes 50 seconds West, a distance of 163.41 feet; thence Northeasterly along a curve having a radius of 253.31 feet, a distance of 208.07 feet; thence South 89 degrees 46 minutes 50 seconds East, a distance of 1186.96 feet; thence North 23 degrees 37 minutes 39 seconds East, a distance of 1018.70 feet; thence North 6 degrees 07 minutes 13 seconds East a distance of 231.51 feet, to a Point of Beginning.

EXHIBIT C
INTENTIONALLY DELETED

EXHIBIT D
REQUIREMENTS FOR TENANT IMPROVEMENTS
          It is the intent of this Exhibit that upon the written consent of Landlord, not to be unreasonably withheld, conditioned or delayed, Tenant shall be permitted to construct Tenant Improvements in accordance with the terms of this Exhibit and subject to all applicable terms and provisions of the Lease and applicable building codes and Legal Requirements and consistent with sound architectural and construction practices in similar commercial and manufacturing buildings, provided that no interference is caused to the operation of the Building’s mechanical, heating, cooling or electrical systems or other building operations or functions.
     A. IMPROVEMENTS.
          All Tenant Improvements by Tenant in the Premises shall be completed at Tenant’s sole cost and expense in accordance with plans (“Tenant’s Plans and Specifications”) to be prepared by an architect selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed (“Tenant’s Architect”). Tenant’s Plans and Specifications shall be subject to Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed. If Tenant’s Plans and Specifications requires any variance or any modifications of any existing building system, Tenant will pay for obtaining, at Tenant’s expense, all required approvals.
     B. PLANS AND SPECIFICATIONS.
          Tenant, at its expense, shall cause Tenant’s Architect to prepare Tenant’s Plans and Specifications for Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed.
     C. CONSTRUCTION.
          1. By Tenant: All Tenant Improvements in the Premises shall be constructed by Tenant in compliance with the following:
               (a) No such work shall proceed without Landlord’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed, of (i) Tenant’s contractor; (ii) Tenant’s Plans and Specifications; and (iii) certificate of worker’s compensation insurance in an amount and with a company and on a form reasonably acceptable to Landlord and a certificate of insurance in form and from an insurer reasonably acceptable to Landlord, showing Tenant or Tenant’s contractors to have in effect commercial general liability and property damage insurance with limits of not less than $1,000,000.00 per occurrence, $2,000,000.00 in the aggregate, an umbrella of $5,000,000.00 and a deductible no higher than $25,000.00, respectively. All such certificates except worker’s compensation shall be endorsed to show Landlord as an additional insured and such insurance shall be maintained by Tenant or Tenant’s contractor at all times during the construction of the Tenant Improvements.
               (b) All such work shall be done in substantial conformity with Tenant’s Plans and Specifications and with applicable codes and regulations of governmental authorities having jurisdiction over the Premises and with valid building permits. Such permits and other authorizations from appropriate governmental agencies, when required, shall be obtained by Tenant’s representative at Tenant’s sole expense. Any work not acceptable to the appropriate governmental agencies or not in substantial conformity with Tenant’s Plans and Specifications, shall be promptly replaced at Tenant’s sole expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility therefor. Tenant agrees to save and hold Landlord harmless as provided in the Lease for said work.
               (c) Tenant and Tenant’s contractors shall abide by all safety and construction laws, ordinances, rules and regulations. All work and deliveries shall be scheduled through Landlord. Entry by Tenant’s contractors shall be deemed to be under all the terms, covenants, provisions and conditions of the Lease. All Tenant’s materials, work, installations and decorations of any nature brought upon or installed in the Premises shall be at Tenant’s risk, and neither Landlord nor any party acting on Landlord’s behalf shall be responsible for any damage thereto or loss or destruction thereof unless due to Landlord’s gross negligence or willful misconduct. Any contractor employed by Tenant must be approved in advance by Landlord, such approval not to be unreasonably withheld, conditioned or delayed.
               (d) Tenant shall reimburse Landlord for any reasonable out of the pocket expenses incurred by Landlord by reason of faulty work done by Tenant or Tenant’s contractors, or by reason of delays caused by such work, or by reason of cleanup which fails to comply with the Rules (as defined in the Lease), or by reason of use of elevators or other Building services outside normal working hours, or by reason of security measures taken by Landlord to safeguard the Premises.
               (e) In doing any work in the Premises, Tenant will use only contractors or subcontractors consented to by Landlord in writing (which consent Landlord agrees not to unreasonably withhold, condition or delay) prior to the time such work is commenced. Further, in connection with any work in the Premises, at Tenant’s option, either (A) Tenant, at its expense, shall obtain prior to commencement of any work in the Premises a performance and payment bond from its contractor, on the latest edition of the A.I.A. form, covering such contractor’s obligations, in which Landlord shall be named as a dual obligee, in the total amount of the cost of the work to be performed, or (B) ALL SUCH CONTRACTORS APPROVED IN WRITING BY LANDLORD AND THEIR SUBCONTRACTORS AND MATERIALMEN WILL BE REQUIRED TO EXECUTE AND DELIVER TO LANDLORD A FULL AND FINAL LIEN WAIVER WITH RESPECT TO THE WORK TO BE PERFORMED OR MATERIALS TO BE PROVIDED BY SUCH CONTRACTOR, SUBCONTRACTOR OR MATERIALMAN IN ADVANCE OF PERFORMING ANY WORK IN OR PROVIDING ANY MATERIALS TO THE PREMISES.
               Tenant shall promptly bond off in a manner reasonably acceptable to Landlord or otherwise release of record any lien or claim of lien for material or labor claimed against the Premises or Building, or both, by such contractors, subcontractors or materialmen if such claim should arise by virtue of work contracted for by Tenant, and hereby indemnifies and holds Landlord harmless from and against any and all losses, costs, damages, expenses or liabilities including, but not limited to, reasonable attorney’s fees, incurred by Landlord, as a result of or in any way related to such claims or such liens. All work shall be performed in accordance with the Legal Requirements. If Tenant fails to bond off in a manner reasonably acceptable to Landlord or otherwise release of record any such lien within fifteen (15) days after Tenant receives notice thereof, Landlord may remove such lien by paying the full amount thereof or by bonding or in any other manner Landlord reasonably deems appropriate, without investigating the validity thereof and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of such lien, together with expenses incurred in connection therewith, including attorneys’ fees. Nothing contained herein shall be construed as a consent on the part of Landlord to subject Landlord’s estate in the Premises to any lien or liability under the laws of the State of Missouri.
               (f) Tenant’s contractors shall not post any signs on any part of the Building or the Premises, except for those related to safety or those required pursuant to Legal Requirements.
               (g) Landlord may make periodic inspections of the Premises during construction and at completion, and shall advise Tenant of any objection to the Tenant Improvements that are not in substantial conformity with Tenant’s Plans and Specifications. Tenant shall be responsible for obtaining a permanent certificate of occupancy for the Premises and delivering a copy to Landlord.
          2. Changes: If Tenant requests any changes after Landlord’s approval of Tenant’s Plans and Specifications, Tenant shall be responsible for all reasonable costs including but not limited to architectural, engineering and related design expenses resulting from such changes. No such changes shall be made without prior written approval of Landlord which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall not be responsible for delay in occupancy by Tenant because of changes.
     D. RESPONSIBILITY FOR DELAYS.
          If Landlord or Tenant shall cause any delay in the construction of any Tenant Improvements, whether by reason of any failure by Landlord or Tenant to comply with the applicable time schedule or by Tenant’s requirement of specialty materials or installations or by delays in performance of completion by a party employed by Tenant, or by reason of building code problems arising from Tenant’s design, or by reason of changes in the Tenant Improvements ordered by Tenant, then notwithstanding the provisions of the Lease or any other provision of this Exhibit, any such delay shall not in any manner affect Tenant’s liability for the payment of Rent as set forth in the Lease.

     E. INCORPORATION IN LEASE.
          This Exhibit is and shall be incorporated by reference in the Lease, and all of the terms and provisions of said Lease are and shall be incorporated herein by this reference. Unless specifically defined in this Exhibit, any capitalized terms used herein shall have the meanings given to them in the Lease.

EXHIBIT E
FABTECH, INC.
777 N.W. Blue Parkway
Lee’s Summit, Missouri 64086-5709
October 29,1999
TOWNSEND SUMMIT, LLC
210 West Pennsylvania Avenue
Suite 700 Towson, Maryland 21204

Re:	Lease dated 10/29/99, 1999 (“Lease”) and Environmental, Health and Safety Agreement (“EHS Agreement”) between TOWNSEND SUMMIT, LLC, as Landlord, and FABTECH, INC., as Tenant, covering premises (“Leased Premises”) in the Summit Technology Center, Lee’s Summit, Missouri
Ladies and Gentlemen:
We are concurrently herewith executing and delivering to you the referenced Lease and the EHS Agreement (collectively, “Documents”). Our execution and delivery is expressly conditioned upon the termination of that certain Guaranty of Lease dated February ______, 1996 executed by LITE-ON POWER SEMICONDUCTOR CORPORATION (“Existing Guaranty”). You understand that we are unable to deliver the Documents with any guaranty at this time. We will endeavor to execute and deliver a new guaranty of the Documents mutually acceptable to the parties by the end of the first calendar quarter of the year 2000. By accepting delivery of, and executing, the Documents, you are acknowledging and agreeing that the Existing Guaranty is terminated.
Please signify your agreement to the foregoing by executing the counterpart of this letter enclosed herewith.

Very truly yours, FABTECH INC.
/s/ Walter R. Buohanan
Walter R. Buohanan

We hereby agree to the foregoing in all respects.
TOWNSEND SUMMIT, LLC
By:
Its:
Name:

ENVIRONMENTAL, HEALTH, AND SAFETY AGREEMENT

BETWEEN
TOWNSEND SUMMIT, LLC
Landlord
and
FABTECH, INC.
Tenant
as of 10/29, 1999
Premises: 777 North Blue Parkway, Lee’s Summit, MO 64063

ENVIRONMENTAL, HEALTH, AND SAFETY AGREEMENT
     This Environmental, Health, and Safety Agreement between Townsend Summit, LLC, a Maryland limited liability company, having an office at 777 North Blue Parkway, Lee’s Summit, Missouri (“Landlord”), as lessor, and Fabtech, Inc. (“Tenant”), as lessee, is executed as of 10/29,1999 (“EHS Agreement”).
     A. Background.
     1. Tenant and Landlord are parties to a lease for certain real estate at 777 North Blue Parkway, Lee’s Summit, Missouri 64086 (“Leased Premises”).
     2. Tenant previously entered into a similar agreement as to the Leased Premises with the prior landlord, Lucent Technologies, Inc. (“Lucent”).
     3. The term of this EHS Agreement and the period over which the obligations enumerated herein are to be performed shall run concurrently with the Lease Term, except as expressly set forth herein.
     B. Definitions. As used in this EHS Agreement, the following terms shall have the following meanings. Terms which are not defined below, but which are defined in the Lease and which are used without further definition in this EHS Agreement, shall have the meanings specified in the Lease:
     1. “Caustic Tank System” means the 4,000 gallon, 20% caustic storage tank, including associated pipes and piping, located on the Project and utilized by Tenant.
     2. “Cure Period” means, with respect to any party hereto who has defaulted in the performance of an obligation hereunder (“Defaulting Party”), a reasonable period of time, following written notice from the Non-Defaulting Party describing the default, within which to cure the default based upon prompt and diligent pursuit of all steps reasonably necessary to effect such cure.
     3. “Costs” means any losses, damages, settlements, judgments, claims, demands, suits, liabilities, costs, expenses, (including reasonable attorneys’ fees and/or consultant’s fees) of any kind whatsoever related to the Leased Premises.
     4. “Damages” means damages of any kind, including direct, indirect, consequential, special or incidental damages.
     5. “Environmental Laws” means all now or hereafter federal, state, or local enacted environmental, health, and safety statutes, ordinances, directives, rules, judgments, injunctions, stipulations, decrees, orders, permits, approvals, treaties,

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protocols, laws and regulations including but not limited to: (i) the Occupational Safety and Health Act, (ii) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, (including the Emergency Planning and Right-W-Know Act), (“CERCLA”) (iii) the Resource Conservation and Recovery Act (“RCRA”), (iv) the Toxic Substances Control Act, (v) the Hazardous Materials Transportation Act, (vi) the Clean Air Act, and (vii) the Clean Water Act.
     6. “Existing Conditions” means any environmental conditions in existence and activities conducted on or before February 15, 1996.
     7. “Gas System” means the bulk gas distribution system including trunk and branch lines extending from the point where, as to each gas, the gas is provided to Tenant on a metered basis to the point of use or, if Tenant is the sole user from the point of delivery to the Land to the point of use by Tenant.
     8. “Governmental Authority” means any federal, state, county, local, district, public authority, public agency, or any other political subdivision, public corporation, or governmental or regulatory authority whether foreign or domestic, having jurisdiction over the Project.
     9. “Hazardous Material” means any material or substance that is now or hereafter prohibited or regulated by any statute, law, rule, regulation or ordinance or that is now or hereafter designated by any Governmental Authority to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including, without limitation, petroleum, petroleum products, asbestos, asbestos-containing material, urea formaldehyde and urea formaldehyde containing material.
     10. “Lender” means any mortgagee under any mortgage encumbering the Leased Premises from time to time (without regard to other such mortgage exists equity participation features), any beneficiary, and any trustee under any deed of trust encumbering the Leased Premises from time to time (without regard to whether such deed of trust secures equity participation features), any insurer of security certificates or securities backed or collateralized in whole or in part by any loan secured by any mortgage or deed of trust encumbering the Leased Premises, any indenture trustee or other trustee for the holders of such certificates or securities, any successor or assign of any of the foregoing, and any officer, director, agent, employee, partner, parent, subsidiary, or other affiliate of any of the foregoing.
     11. “Lucent Agreement” means the Environmental, Health, and Safety Agreement between Tenant and Lucent dated February 15, 1996.
     12. “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, dumping, disposing, or migration into or out of the premises.

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     13. “Remedial Action” means those actions taken instead of or in addition to response-actions, in the event of a release or threatened release of a Hazardous Material into the environment, to prevent or minimize the release of hazardous materials so that they do not migrate to cause danger to present or future public health or welfare of the environment.
     14. “Response Action” means the cleanup or removal of Hazardous Material from the environment; actions as may be necessary in the event of the threat of a release of Hazardous Material into the environment; actions as may be necessary to monitor, assess, and evaluate the release or threat of release of Hazardous Material, the disposal of removed material; or actions as may be necessary to prevent, minimize, or mitigate damage to the public health or welfare or to the environment.
     15. “Solid Wastes” means solid wastes as defined in RCRA.
     C. Tenant’s Representations and Undertakings. Tenant agrees that:
     1. To the extent applicable to Tenant’s operations within the Leased Premises, Tenant shall comply, at its own expense, with all Environmental Laws, except to the extent that Landlord has expressly agreed herein to perform, on behalf of Tenant, or to assist Tenant in performing such compliance with Environmental Laws.
     2. Tenant acknowledges that, notwithstanding Landlord’s providing Landlord’s Services, Tenant is:
     (a) the sole and independent operator of its operation at the Leased Premises;
     (b) independently liable for any environmental, health, and safety liabilities associated with or arising from Tenant’s operations in the Leased Premises;
     (c) in fact the owner, manager, and user of any Hazardous Materials actually used or maintained by Tenant in connection with its operations on the Leased Premises;
     (d) in fact the generator of any hazardous wastes generated by Tenant’s operation; and
     (e) solely and independently responsible for compliance with Environmental Laws as required pursuant to Section C(l). Nothing herein, however, shall make Tenant liable for the Existing Conditions.
     3. Wherever in this EHS Agreement Tenant undertakes an obligation to provide data to Landlord for the purpose of complying with Environmental Laws, Tenant

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shall, at Landlord’s request, certify in writing to the completeness and accuracy of the data at the time Tenant provides the data to Landlord;
     4. Wherever in this EHS Agreement Tenant undertakes an obligation to follow a recommendation made by Landlord or any instruction issued by Landlord, Tenant shall follow any such recommendations or instruction within any time.
     5. Tenant shall maintain environmental impairment liability insurance for sudden and non-sudden occurrences in the amount of at least $2,000,000.00 per occurrence with an annual aggregate of at least $4,000,000.00 exclusive of legal defense costs. Such insurance may provide for a deductible of up to $50,000.00. However, Tenant’s liability under any obligation undertaken pursuant to this EHS Agreement, whether covered by insurance or not, shall arise at the first dollar of liability. Tenant shall furnish, upon Landlord’s request, a certificate or adequate proof of this insurance. Landlord and any company directly or indirectly controlled by it shall be named as Additional Insureds, upon notice from Landlord to Tenant of the exact names of the Additional Insureds. Landlord must be notified in writing thirty days prior to the cancellation of or any change in the policy.
     D. Tenant’s Responsibilities. Tenant shall:
     1. Prepare and maintain at its own expense:
     (a) as well as update from time to time as required by Environmental Laws, a comprehensive environmental, health and safety compliance program and provide a copy of such program, together with updates, to Landlord. Tenant may make such reasonable modifications to the program as Landlord may request. This program shall cover, among other things, spill preparedness and prevention. Tenant shall, within sixty (60) days from receipt of Landlord’s emergency contingency plan, provide to Landlord a supplement to Landlord’s plan that will cover Tenant’s operation;
     (b) a separate hazardous waste generator registration identification number. Tenant shall collect and store its hazardous waste in Tenant’s hazardous waste storage area. Tenant shall label, store, and manifest its own containers of hazardous waste;
     (c) all environmental, health, and safety records as required by Environmental Laws for Tenant’s operations in the Leased Premises, including but not limited to waste volume and analysis records, waste water discharge records, air emissions records, inspection records, accident, injury, training records, and spill or release records. Tenant shall not destroy any such records without the written consent of Landlord, even if any applicable regulatory retention periods have passed. On termination of the Lease or at such time as Tenant may vacate the Leased Premises, Tenant shall, to the extent permitted by

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applicable law, deliver to Landlord intact all Tenant’s environmental, health, and safety records which Landlord agrees to keep confidential pursuant to Article J;
     (d) from the date of the Lease, to the extent required by Environmental Laws, 112(r) risk management plans and related requirements.
     2. Provide Landlord with: (a) a list of all Hazardous Materials and quantities of Hazardous Materials to be brought onto the Land by Tenant; and (b) material safety data sheets on all Hazardous Materials to be used in Tenant’s Leased Premises as soon as reasonably possible following the first entry of the Hazardous Materials onto the Land and, in any case:
     (a) Within 7 days of such entry for all Hazardous Materials received or stored in quantities in excess of 30 pounds; and
     (b) Within 60 days as such entry for Hazardous Materials received or stored in quantities less than 30 pounds.
For Hazardous Materials originating outside the United States, Tenant shall provide Landlord with any certification as may be necessary to comply with the Toxic Substances Control Act. Tenant shall provide data on Tenant’s Hazardous Materials and use of Hazardous Materials as Landlord may request;
     3. Receive all in-bound materials including, without limitation, all Hazardous Materials intended for Tenant in the Leased Premises and not in the Landlord’s common area unless otherwise agreed, in writing by Landlord, whose consent shall not be unreasonably withheld;
     4. Be responsible for and maintain:
     (a) the hydrogen alarm system present in the Leased Premises,
     (b) the storage and handling of all gas cylinders used in its operations;
     (c) the storage and delivery of all bulk gases in the Gas System. Any work pertaining to bulk gases, including tie-ins to the bulk gas distribution system trunk or lines that passed through the Leased Premises performed by or on behalf of Tenant must be approved by Landlord; provided, however, such activities arising solely from reconfiguration or addition of production units along branch lines within the Leased Premises do not require prior approval by Landlord so long as Tenant provides prior timely notice to Landlord. Tenant shall not use bulk chemicals in its operations without the prior written approval of Landlord, which Landlord agrees will not be unreasonably withheld;

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     (d) the Gas System for silane, the Caustic Tank System, together with any other Gas System which is utilized solely by, at any time Tenant; and whether located within the Leased Premises or otherwise on the Land; and
     (e) as to its operations, for compliance with the Emergency Planning and Community Right-to-Know Act of 1986.
     5. Maintain, service, and dispose of all wastewater and effluent discharges arising from its operations at the Leased Premises;
     6. In the event of a closure or if Tenant vacates the Leased Premises, prepare and provide Landlord with a closure plan (“Closure Plan”). The Closure Plan shall be prepared and delivered to Landlord no later than 120 days prior to the anticipated closure or vacation date. The Closure Plan shall include a description of the procedures to be used to remove all of the Tenant’s products, equipment, scrap, raw materials, chemical supplies and wastes from the Leased Premises upon cessation of Tenant’s operation. All costs of closure shall be borne by Tenant to the extent they relate to Tenant’s operations. Notwithstanding the foregoing, Tenant shall not be responsible, except to the extent reasonably attributable to Tenant’s operations, for cleaning and/or decommissioning any: (a) vents, ducts, or fans related to the exhaust systems; (b) underground and aboveground storage tanks and any pipes and plumbing; (c) any areas used by Landlord; and (d) the Existing Conditions;
     7. If Hazardous Materials stored, used, disposed of, emitted, or released on or about the Leased Premises by Tenant or its agents, employees or contractors results in contamination or deterioration of the Leased Premises, then promptly take any and all action necessary to properly remediate such contamination as required by Environmental Law. At any time prior to the expiration of the Lease Term, Tenant shall have the right to conduct appropriate tests of all environmental media and to deliver to Landlord the results of such tests to demonstrate that no contamination has occurred as a result of Tenant’s use of the Leased Premises;
     8. Allow access to the Leased Premises to Landlord, government inspectors (as required under Environmental Laws) Landlord’s insurance carriers, and Landlord’s consultants for inspection, testing, sampling, and auditing purposes, subject to the restrictions of Article J;
     9. Participate in Landlord’s emergency drills at reasonable times; provided, however, that: (a) Tenant’s participation in such drills shall not occur more than once per quarter without the prior approval of Tenant; (b) Landlord shall provide Tenant with at least 72 hours’ prior notice; and (c) such drills shall not interfere with Tenant’s operations more than reasonably necessary;
     10. Provide:

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     (a) Its own medical services. A full-time physician and/or nurse, or C.P.R. and first-aid trained personnel shall be made available to Tenant’s employees by Tenant during all operating hours; and
     (b) Training to its employees in environmental, health, and safety matters as required by Environmental Laws;
     11. Obtain and comply with all permits and requirements imposed by or required pursuant to any applicable Environmental Law pertaining to the protection of the air; and
     12. Operate and maintain the Caustic Tank System in accordance with all applicable Environmental Laws, at Tenant’s expense.
     13. Immediately notify Landlord of any violation or exceedance of the terms of any permit, license, or order governed by or issued pursuant to any Environmental Law and applicable to Tenant or its operations.
     E. Landlord’s Responsibilities. Landlord shall provide certain environmental, health and safety services to Tenant. These services are identified in Sections E (2) and (3) (“Landlord’s Services”).
     1. In providing Landlord’s Services, Landlord in no way assumes any responsibility whatsoever for: (a) the safe and proper conduct of Tenant’s operations within the Leased Premises or otherwise, and (b) Tenant’s compliance with Environmental Laws as required pursuant to Section C(l).
     2. Landlord shall be responsible for obtaining a stormwater discharge permit covering the entire Building (not just Landlord’s operations). Tenant, for its part, shall fully cooperate with Landlord to ensure continued compliance. Tenant shall be responsible for any costs of stormwater monitoring or site improvements arising from or mandated under Environmental Laws as the result of stormwater conditions associated with its operations.
     3. Solid Wastes (not including special or hazardous wastes generated by Tenant’s operation) shall be handled by waste collection systems located on Landlord’s facility and Landlord shall be responsible for and retain any and all liability for such waste collection systems and for the proper disposal of such Solid Wastes. Tenant shall adhere to Landlord’s reasonable and nondiscriminatory verbal instructions and written regulations on proper segregation of Solid Waste. Subject to Article F. Landlord may inspect and/or sample Tenant’s Solid Waste streams.
     F. Landlord’s Rights.
     1. Landlord shall have the right to inspect and to survey Tenant’s Leased Premises and operations at any time (but not more often than once per quarter, except in

7

the case of emergency) upon reasonable prior written notice of at least 72 hours to Tenant. In an emergency, Landlord may inspect and survey Tenant’s premises and operations without any notice to Tenant. However, any such entry by Landlord shall not interfere with Tenant’s operations more than reasonably necessary and Landlord shall comply with all of Tenant’s reasonable security regulations. If Tenant so elects, Landlord shall be accompanied by a representative of Tenant during any such entry. Landlord shall not have the right to open or inspect confidential files or safes, and Landlord shall not disclose to others any confidential information regarding Tenant’s business learned by Landlord during any such entry into the Leased Premises.
Landlord’s right to inspect and survey the Leased Premises is not in lieu of Tenant’s completely independent obligations to conduct such inspections and surveys as may be required by Environmental Laws.
     2. To the extent permitted by applicable law, Landlord shall have the right to review all Tenant’s environmental, health, and safety records concerning Tenant’s operations and on Landlord’s request to obtain copies of same. All such information or documents reviewed or copied by Landlord shall be held in the strictest of confidence and shall not be disclosed to any third party without Tenant’s prior written consent pursuant to Article J. Landlord’s right to conduct such review is not in lieu of Tenant’s completely independent obligation to conduct such review as may be required by Environmental Laws.
     G. Mutual Responsibilities.
     1. Landlord and Tenant shall at all times cooperate and act in good faith to provide each other with information necessary for each to achieve compliance with Environmental Laws in connection with their respective operations: To the extent any such information is non-public, each party agrees to hold such information in the strictest of confidence and to not disclose such information to any third party without the prior written consent of the party who provided such information.
     2. Landlord and Tenant shall immediately notify the other of any known release or threatened release in or about the Leased Premises (which release or threatened release is not related to normal operations) of a Hazardous Material of whatever magnitude. Each party is responsible for making any necessary notifications to governmental authorities with respect to releases or threatened releases of Hazardous Materials it causes and shall provide the other party with copies of such notifications. In the event Tenant is obligated under this EHS Agreement to properly remediate any presence, release or threatened release of Hazardous Materials, then Tenant shall do so as consistent with the industrial use of the Premises as reasonably required by Landlord and/or required by any applicable Environmental Laws at Tenant’s own expense. If Tenant fails to provide required notification to any governmental authority or to perform such remediation consistent with the industrial use of the premises as reasonably required by Landlord and/or in accordance with Environmental Laws, Landlord (or outside

8

contractors selected by Landlord) may (but is not required to) provide such notice or perform the remediation with all due diligence at Tenant’s reasonable expense.
     3. In the event of an inspection of the Tenant’s premises by any representative of an environmental, health, or safety agency, Landlord may at its discretion participate in the walkaround and participate in the opening and closing conferences. Landlord shall promptly be given copies of any inspection reports, citations, or other correspondence resulting from such inspection, whether or not Landlord participated in the walkaround and opening or closing conferences.
     4. Tenant and Landlord shall give each other immediate written notification of:
     (a) Any order, remediation, or other regulatory enforcement action taken or threatened in writing against Tenant or Landlord (as the case may be), the Leased Premises or to the extent written notice has been received by Tenant or Landlord as to Lucent, by any governmental authority regarding, or in connection with, the presence, release, or threat of release from any Hazardous Materials on, under, about or from the Leased Premises, or otherwise resulting from Tenant’s or Landlord’s (as the case may be) storage, manufacture, generation, handling, recycling, treatment, disposal, or use of Hazardous Materials at the Building;
     (b) All demands or claims made or threatened by any third party in writing against Tenant or Landlord (as the case may be) or the Leased Premises relating to any liability, loss, damage, or injury resulting from the presence, release, or threat of release of any Hazardous Materials on, under, about or from the Leased Premises, or otherwise resulting from Tenant’s or Landlord’s (as the case may be) storage, manufacture, generation, handling, recycling, treatment, disposal, or use of Hazardous Materials at the Building; and
     (c) Any spill, release, or discharge of a Hazardous Material by Tenant or Landlord (as the case may be), in violation of any Environmental Law on, under, about or from the Leased Premises including, without limitation, any such spill, release or discharge required to be reported to any governmental authority under any Environmental Law.
     H. Indemnity, Release, and Assignment. Landlord’s and Tenant’s obligations as set out below in this Article shall survive the expiration or early termination of this EHS Agreement or the Lease.
     1. Tenant agrees to indemnify and to hold harmless Landlord, its affiliates, employees, partners, shareholders, contractors, members, lessees, officers, directors, successors, assigns and Lenders from any and all Costs, to the extent caused by any acts or omissions or negligence of Tenant, its employees, agents, licensees, contractors or invitees, and arising out of, directly or indirectly, Tenant’s: (a) operations on the Leased Premises; the Building, or the Land; (b) failure to comply with Environmental Laws; (c)

9

breach of this EHS Agreement; or (d) failure to provide Landlord accurate data where Tenant is obliged to provide such data pursuant to the terms of this EHS Agreement.
     2. Notwithstanding anything to the contrary in this EHS Agreement, Tenant shall neither release Landlord, its affiliates, employees, officers, directors, successors and assigns from, nor indemnify Landlord, its affiliates, employees, officers, directors, successors and assigns with respect to any Costs arising directly or indirectly out of: (i) any acts or omissions or negligence of Landlord, its agents, employees, contractors, invitees or licensees; or (ii) a breach of Landlord’s obligations or representations under this EHS Agreement.
     3. As to the Existing Conditions:
     (a) Tenant waives any and all claims it might have against Landlord including, without limitation, those arising under any Environmental Law including, without limitation, CERCLA.
     (b) Landlord waives any and all claims it might have against Tenant, including, without limitation, those arising under any Environmental Law including, without limitation, CERCLA.
     (c) Nothing in this EHS Agreement is intended to limit whatever rights Tenant has as to Lucent pursuant to the Lucent Agreement or otherwise.
     (d) Nothing in this EHS Agreement is intended to limit whatever any rights Landlord has as to Lucent.
I. Default; Dispute Resolutions.
1. Landlord may terminate this EHS Agreement, upon thirty days’ prior written notice to Tenant, if Tenant:
     (a) Materially breaches its obligation to comply with Environmental Laws pursuant to Section C(l);
     (b) Materially breaches any provision of this EHS Agreement;
     (c) Fails to follow such reasonable instruction or recommendation within the time limits specified therein; or
     (d) Provides an incorrect certification due to the willful conduct of Tenant;
2. Notwithstanding anything to the contrary in this EHS Agreement, Tenant shall not be in default of this EHS Agreement for failure to perform any term, covenant, or condition of this EHS Agreement unless Tenant fails to cure such default within the Cure Period. If a dispute arises out of or related to this EHS Agreement, or its breach, the parties agree first to attempt to resolve the dispute through negotiation. If not thus

10

resolved, the parties agree to submit the dispute to a sole mediator selected by and mutually agreeable to the parties or, at any time at the option of a party, to mediation by the American Arbitration Association (“AAA”). If not thus resolved, the dispute shall be referred to a sole arbitrator selected by and mutually agreeable to the parties within thirty (30) days of the unsuccessful mediation, or, in the absence of such selection, to AAA arbitration which shall be governed by the United States Arbitration Act, and judgment on the award may be entered in any court having jurisdiction. The arbitrator may not limit, expand or otherwise modify the terms of the EHS Agreement. The parties, their representatives, other participants and the mediator and arbitrator shall hold existence, content and result of mediation and arbitration in confidence upon ten days’ prior written notice to Tenant if Tenant’s breach of its obligation to comply with Environmental Laws pursuant to Article C(l) causes a substantial and imminent danger to the environment or the health or safety of Tenant’s employees, Landlord’s employees, employee of other tenants of the Leased Premises, or contractors.
     3. Neither Tenant nor Landlord, or their respective affiliates, employees, officers, directors, and successors shall be liable to each other for any incidental and consequential damages and damages for lost profits incurred as the result of either Tenant’s or Landlord’s (as the case may be) performance of its obligations under this EHS Agreement or failure to perform its obligations under this EHS Agreement.
     J. Confidentiality. Unless required by applicable law or court order, the parties hereto agree to keep in strict confidence and not disclose to any third party any proprietary data (including but not limited to trade secrets) belonging to the other party hereto (“Confidential Information”) to which either of them may have access as the result of their operations in the Building or this EHS Agreement or the Lease. The obligation of confidentiality set forth in the foregoing sentence shall not apply to any information which: (a) becomes generally available to the public other than as a result of a disclosure by either party hereto or their respective directors, officers, employees, agents, representatives or contractors, (b) was generally available to the public on the date of the Original EHS Agreement, (c) was known to either party hereto prior to their respective dealings with each other, or (d) was lawfully received by either party hereto from a third party without restriction on disclosure and provided such third party is not under obligation of non-disclosure with the adversely affected party hereto. Each party hereto agrees that unauthorized disclosure or use of Confidential Information could cause irreparable harm and significant injury which may be difficult to ascertain. Accordingly, each party hereto agrees that the other party shall have the right to seek and obtain immediate injunctive relief from breaches of this Section in addition to any other rights it may have.
     K. Additional EHS Agreements.
     1. This EHS Agreement shall remain in effect so long as Tenant occupies the Leased Premises, However, those terms of this EHS Agreement which by their express terms survive the termination of the Lease and Tenant’s vacation of the Leased Premises are expressly acknowledged by Tenant and Landlord to remain in effect after the termination of the Lease and/or Tenant’s vacation of the Leased Premises.

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     2. Tenant may not assign this EHS Agreement without the written consent of Landlord. By the provision of notice thereof in accordance with this EHS Agreement, Landlord shall have the right to assign this EHS Agreement and to assign its rights and delegate its obligations and liabilities under this EHS Agreement.
     3. This Lease may be executed in any number of counterparts, any one of which need not contain the signature of more than one party, but all of which counterparts together shall constitute one agreement.
     4. In the event of a conflict between the provisions of the Lease and this EHS Agreement, the terms of this EHS Agreement shall control.
     5. To help implement this EHS Agreement, Landlord and Tenant agree that:
     (a) Landlord shall nominate in writing an environmental, health, and safety overseer (“Overseer”) who shall be responsible for overseeing the provision to Tenant of any services to be provided by Landlord to Tenant pursuant to this EHS Agreement.
     (b) Tenant shall nominate in writing an on-site environmental manager (“Manager”) who shall coordinate Tenant’s environmental, health, and safety compliance.
     6. The Manager shall cooperate with the Overseer on environmental, health, and safety matters. The Overseer and the Manager shall establish such rules and procedures and delegate such tasks and functions as may be necessary and appropriate to assure that such work goes forward properly. The Manager and the Overseer shall exchange lists of employees with environmental, health, and safety responsibilities and provide home, business, and emergency telephone numbers.
     7. This EHS Agreement shall be governed and construed by and pursuant to the laws of the State of Missouri.
THIS CONTRACT CONTAINS A BINDING ARBITRATION
PROVISION WHICH MAY BE ENFORCED BY THE PARTIES

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     IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Environmental, Health and Safety Agreement as of the day and year set forth below.

TOWNSEND SUMMIT, LLC Landlord
By:	/s/ Daniel C. Craner
Name:	Daniel C. Craner
Title:	Vice President

FABTECH, INC. Tenant
By:	/s/ Walter Buchanan
Name:	Walter Buchanan
Title:	President & COO

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EXHIBIT F
RULES AND REGULATIONS FOR USE OF THE ROOF
          The Tenant may install the Specialized Cooling System specified in Paragraph 7(b)(i)(A) of the Lease on the roof and Building structure, at Tenant’s sole cost and expense, subject to the following restrictions:
          (a) The location and means of securing the Specialized Cooling System must be approved by Landlord or its designated agent, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible for any damage to the Building roof or structure or any surrounding property resulting from the installation or operation of the Specialized Cooling System, including, but not limited to, damage resulting from wind, ice or any other causes. The Specialized Cooling System shall not damage the Building, nor damage or cause any interference with or to any existing equipment or communication systems located on the roof. If any such damage or interference shall occur, Tenant shall correct the same promptly.
          (b) Tenant agrees to maintain the Specialized Cooling System in a proper and safe operating condition.
          (c) Tenant shall comply with all codes, rules, regulations and conditions of any applicable governmental agency and shall pay for all legal, engineering and other expenses incident thereto. Prior to installation, Tenant shall provide Landlord with a copy of all required permits, licenses, or evidence of authority to operate from this location.
          (d) Installation of the Specialized Cooling System shall be performed, at Tenant’s sole cost and expense, in a responsible and workmanlike manner by personnel with all necessary skill and expertise through or under the supervision of Landlord.
          (e) Tenant shall be responsible for any costs associated with furnishing electricity for the Specialized Cooling System.
          (f) Tenant agrees to indemnify, defend and hold Landlord harmless from any claim resulting from property damage or personal injury arising in connection with the installation, maintenance, operation, repair, existence or removal of the Specialized Cooling System and shall carry insurance (as required by the Lease) to cover such liability and property damages.

EXHIBIT G
RULES & REGULATIONS
          The rules and regulations set forth in this Exhibit shall be and hereby are made a part of the Lease to which they are attached. Whenever the term “Tenant” is used in these rules and regulations, it shall be deemed to include Tenant, its employees or agents and any other persons permitted by Tenant to occupy or enter the Premises. The following rules and regulations may from time to time be modified by Landlord in the manner set forth in Paragraph 38 of the Lease.
     1. Obstruction: The sidewalks, entries, passages, corridors, halls, lobbies, stairways, elevators and other common facilities of the Building shall be controlled by Landlord and shall not be obstructed by Tenant or used for any purposes other than ingress or egress to and from the Premises. Tenant shall not place any item in any of such locations, whether or not any such item constitutes an obstruction, without the prior written consent of the Landlord. Landlord shall have the right to remove any obstruction or any such item without notice to Tenant and at the expense of Tenant. The floors, skylights and windows that reflect or admit light into any place in said Building shall not be covered or obstructed by Tenant.
     2. Ordinary Business Hours: Whenever used in the Lease or in these rules and regulations, the Ordinary Business Hours of the Building shall be from 7:00 A.M. to 6:00 P.M. Monday through Friday and 8:00 A.M. to 1:00 P.M. Saturday of each week, excluding the legal holidays of New Year’s Day, Easter Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Notwithstanding the foregoing, subject to all of the terms and conditions set forth in the Lease, Tenant shall be permitted to conduct its operations at the Premises 24 hours per day, 7 days per week.
     3. Deliveries: Tenant shall insure that all deliveries of bulk items to the Premises shall be made only to the loading dock at the Premises, or to such other loading dock designated by Landlord for deliveries (hereinafter, a “General Loading Dock”). Deliveries to the General Loading Dock may only be made during the Ordinary Business Hours of the Building. If any person making deliveries to Tenant damages the loading dock or any other part of the Building or Property, Tenant shall pay to Landlord upon demand the amount required to repair such damage and restore the area to its previous condition.
     4. Moving: Furniture and equipment shall be moved in or out of the Building only upon the loading dock designated by Landlord for deliveries and then only during such hours and in such manner as may be prescribed by Landlord. Landlord shall have the right to approve or disapprove the movers or moving company employed by Tenant and Tenant shall cause such movers to use only the loading facilities and loading dock designated by Landlord. If Tenant’s movers damage the loading dock or any other part of the Building, Tenant shall pay to Landlord upon demand the amount required to repair such damage and restore the area to its previous condition.

     5. Heavy Articles: No safe or article the weight of which may, in the reasonable opinion of Landlord, constitute a hazard or may cause damage to the Building or its equipment, shall be moved into the Premises (hereinafter, a “Heavy Article”). Landlord acknowledges that Tenant currently has certain Heavy Articles present in the Premises, and Landlord hereby agrees to permit the continued presence of the same at their current locations. If Landlord advises Tenant that any item Tenant intends to move into the Premises (or has, in violation hereof, already moved into the Premises) constitutes a Heavy Article, Tenant shall promptly remove such Heavy Article (or Landlord may remove such Heavy Article at Tenant’s sole cost and expense), unless Tenant provides, at it sole cost and expense, a statement certified by a licensed structural engineer that such item will not constitute a hazard nor cause damage to the Building or its equipment due to its weight (including the aggregate weight of such item when the same is fully operational and filled with any material(s) it is intended to hold). Safes and other heavy equipment, the weight of which will not constitute a hazard or cause damage the Building or its equipment shall be moved into, from or about the Building only during such hours and in such manner as shall be prescribed by Landlord and Landlord shall have the right to designate the location of such articles in the Premises to prevent exceeding the floor load. The floor load for the Premises shall not be exceeded by Tenant.
     6. Nuisance: Tenant shall not do or permit anything to be done in the Premises, or bring or keep anything therein which would in any way constitute a nuisance or waste, or obstruct or interfere with the rights of other tenants of the Building, or in any way injure or annoy them, or conflict with the laws relating to fire, or with any regulations of the fire department or with any insurance policy upon the Building or any part thereof, or conflict with any of the rules or ordinances of any governmental authority having jurisdiction over the Building (including, by way of illustration and not limitation, using the Premises for sleeping, lodging or cooking, other than the use of microwave ovens and coffee makers for non-commercial employee use).
     7. Building Security: Landlord may restrict access to and from the Premises and the Building outside of the Ordinary Business Hours of the Building at any time for reasons of Building Security; provided, however, Tenant and its employees will have 24/7 access to the Premises, subject to Landlord’s reasonable restrictions. Landlord may require identification of persons entering and leaving the Building during this period and, for this purpose, may issue Building passes to tenants of the Building. Landlord shall not be liable to any person (including, without limitation, Tenant) for excluding any person from the Building or for admission of any person to the Building at any time, or for damage, loss or theft resulting therefrom.
     8. Pass Key: Landlord’s janitor for the Building may at all times have available a pass key to the Premises, and he and other identified agents of Landlord shall at all times be allowed reasonable admittance to the Premises. Landlord shall not be responsible for any loss, theft, mysterious disappearance of or damage to, any property, however occurring.
     9. Locks and Keys for Premises: No additional lock or locks shall be placed by Tenant on any door in the Building and no existing lock shall be changed unless (a) the written consent of Landlord shall first have been obtained (which consent shall not be unreasonably withheld, conditioned or delayed), and (b) Landlord is provided keys (or other means) to obtain access to such locked area(s). A reasonable number of keys to the Premises and to the toilet rooms, if locked by Landlord, will be furnished by Landlord, and Tenant shall not have any duplicate keys made. Landlord also shall furnish to Tenant a reasonable number of card keys or building passes permitting access and egress to and from the Building and elevators within the Building. The distribution and use of such card keys and passes by Tenant and its employees shall be subject at all times to such additional rules as Landlord may promulgate from time to time. At the termination of this Lease, Tenant shall promptly return to Landlord all keys, card keys and building passes to the Building, offices, toilet rooms, and parking facilities. Tenant shall promptly report to Landlord the loss or theft of any key, card key or building pass.
     10. Signs: No advertisement, sign or other notice shall be inscribed, painted or affixed on any part of the outside or inside of the Building, except upon the interior doors as permitted by Landlord, which advertisement, signs or other notices shall be of Building standard order, size and style, and at such places as shall be designated by Landlord. Notwithstanding the foregoing, Tenant may post notices as required by federal, state or local law, ordinance or regulations (e.g. Equal Employment, Minimum Wage, etc.) in employee lounges or elsewhere where appropriate within the Premises as Tenant reasonably determines. Landlord shall, at Landlord’s expense, add Tenant’s name and Premises location to tenant directories installed by Landlord in the Building.
     11. Use of Water Fixtures: Water closets and other water fixtures shall not be used for any purpose other than for which the same are intended and no obstructing or improper substance shall be thrown, deposited or disposed of therein. Any damage resulting to the same from misuse on the part of Tenant shall be paid for by Tenant. No person shall waste water by tying back or wedging the faucets or in any other manner.
     12. No Animals, Excessive Noise: No birds, fish, or other animals (other than seeing eye dogs) shall be allowed in the offices, halls, corridors and elevators in the Building. No person shall disturb the tenants of this or adjoining buildings or space by the use of any radio, musical instrument or singing, or by the making of loud or improper noises.
     13. Bicycles: Bicycles or other vehicles shall not be permitted anywhere inside or on the sidewalks outside the Building, except in those areas, if any, designated by Landlord as bicycle parking.
     14. Trash: Tenant shall not allow anything to be placed on the outside of the Building (except for the orderly placement of shipping and transport items in accordance with Legal Requirements and in areas reasonably designated by Landlord), nor shall anything be thrown by Tenant out of the windows or doors, or down the corridors, elevator shafts, or ventilating ducts or shafts of the Building. All trash shall be placed in receptacles provided by Tenant on the Premises or in any receptacles provided by Landlord for the Building. Tenant will separate recyclable materials from other trash in accordance with Landlord’s instructions.
     15. Windows and Entrance Doors: Window shades, blinds or curtains of a uniform Building Standard color and pattern only shall be provided for the exterior glass of the Building to give uniform color exposure through exterior windows. No awnings, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Landlord, including approval by Landlord of the quality, type, design, color and manner of attachment. Tenant entrance doors shall be kept closed at all times in accordance with the fire code.

     16. Hazardous Operations and Items: Except in an emergency (in which case Hazardous Materials shall be moved, transported or handled in accordance with emergency procedures mandated by Legal Requirements, rules, regulations and requirements of governmental authorities, and established by Landlord for the Project), or in accordance with all Legal Requirements, rules, regulations and requirements of governmental authorities Tenant shall not move, transport, or otherwise handle any Hazardous Material outside the Premises. All such shipping, handling, and receiving shall be in accordance with Legal Requirement, rules, regulations and requirements of governmental authorities and no Hazardous Materials may be stored in any common areas or common facilities of the Building or the Project.
     17. Hours for Repairs, Maintenance and Alterations: If Tenant desires to have any repairs, maintenance and/or alterations performed by Landlord’s employees, Tenant shall pay the cost for any such labor, including, without limitation, any extra cost of such labor if Tenant desires such work to be performed on Saturdays, Sundays, holidays or weekends, or outside of Ordinary Business Hours.
     18. No Defacing of Premises: Except as permitted by Landlord, and except for pictures, mirrors and the like to be hung on interior walls, Tenant shall not mark up, cut, drill into, drive nails or screws into, or in any way deface the doors, walls, ceilings or floors of the Premises or of the Building, nor shall any connection be made to the electric wires or electric fixtures without the consent in writing on each occasion of Landlord or its agents, and any defacement, damage or injury caused by Tenant shall be paid for Tenant.
     19. Lee’s Summit Fire Department. Tenant shall promptly comply with all requirements of the Lee’s Summit Fire Department.
     20. Solicitation, Food and Beverages: Landlord reserves the right to restrict, control or prohibit canvassing, soliciting and peddling within the Project. Tenant shall not grant any concessions, licenses or permission for the sale or taking of orders for food, alcoholic beverages, services or merchandise in the Premises, nor install or permit the installation or use of any machine or equipment for dispensing goods or foods or beverages in the Building, nor permit machine or equipment for dispensing goods or food or beverages in the Building, nor permit the preparation, serving, distribution or delivery of food or beverages in the Premises without the approval of Landlord and in compliance with arrangements prescribed by Landlord, except in connection with convenience lunch rooms or beverage service or catered functions for employees, clients and guests of Tenant (on a noncommercial basis). Except for fast food delivery personnel (pizza, Chinese food, etc.), only persons approved in writing by Landlord shall be permitted to serve, distribute, or deliver food and beverages within the Building, or to use the elevators or public areas of the Building for that purpose.
     21. Balconies and Roof: Landlord shall have access to all balconies and the roof during all hours even when such access requires Landlord to pass through the Premises or window openings.
     22. Smoke Free Building: The Building is a smoke free building and Tenant shall not permit any of its employees, agents, contractors, subcontractors, invites, guests or visitors to smoke in the Building or Premises.

     23. Captions: The caption for each of these rules and regulations is added as a matter of convenience only and shall be considered of no effect in the construction of any provision or provisions of these rules and regulations.
     24. No Unsightly Conditions: Tenant shall not place any unsightly thing (as determined in Landlord’s judgment) in the Premises which is visible from outside the Premises. Tenant shall keep the Premises sightly and clean.
     25. Telecommunications: If Tenant desires telephone connections, Landlord will designate the location and manner in which the wires shall be introduced; and no other boring or cutting for wires will be permitted. Tenant shall pay for the installation, maintenance and use of all of its telephone and communication services, and Tenant shall have no right to install any portion of such installations, other than normal wiring in a location approved by Landlord, outside the Premises. Tenant may use within the Premises a telephone or telecommunication services provider (a “TSP”) selected by Tenant to provide service to Tenant (any such TSP selected by Tenant being herein referred to as “Tenant’s TSP”). Tenant shall provide in each agreement it enters into with Tenant’s TSP that Landlord shall in no event have any obligation to make any payments to Tenant’s TSP arising out of Tenant’s TSP’s provision of telephone or telecommunications service to Tenant or the Project. Landlord shall have the sole right and authority to make all decisions regarding the point of demarcation and/or interconnection between Tenant’s TSP’s communication facilities and wiring controlled by Landlord and/or located in the Building, and Tenant shall not participate in and hereby waives and assigns to Landlord any rights it may have to participate in these decisions. Within ten (10) days after request by Landlord, Tenant shall provide Landlord with the name, address and telephone number of Tenant’s TSP providing service to Tenant so that Landlord can independently verify such service.
     26. Equipment; Electrical Devices: Except for existing EPI production equipment at the Premises, Tenant shall not (i) install any internal combustion engine, boiler, refrigerator (except small household type refrigerators customarily used in general offices), or heating or air conditioning apparatus in the Premises or the Building (excluding, however, the Specialized Cooling System), (ii) operate any sound-producing instrument which may be heard outside the Premises, (iii) operate any electrical device from which may emanate electrical waves which may interfere with or impair radio or television broadcasting or reception from or in the Building or elsewhere, (iv) permit any objectionable noise or odor to emanate from the Leased Premises, (v) disturb, solicit or canvass any occupant of the Building, (vi) use the plumbing facilities for any purpose other than that for which they are constructed, or (vii) waste any of the utilities furnished by Landlord.
     27. Mail: All incoming mail of Tenant shall be delivered to the Building mail room by the carrier thereof and Tenant shall pick up its mail at the mail room on a daily basis.
     28. Security Systems. Landlord shall have the right to approve all security systems which Tenant desires to install in the Premises prior to the installation thereof and such systems shall permit Landlord (at Landlord’s option) to enter the Premises in the event of an emergency.

     29. Submeters. Landlord shall have the right to meter or submeter the consumption of water and/or any other utilities in all or any portion of the Premises.
     30. Handbilling: Landlord reserves the right to restrict, control or prohibit (and Tenant shall not permit) publicity, handbilling, distributing, picketing or similar activities on or within the Property. Landlord shall have the right, to the full extent permitted by applicable law, to exclude individuals from the Project engaged in such activities, including, but not limited to, seeking the assistance of the police and filing written and/or oral complaints with the police and/or with any court or applicable administrative agency.

EXHIBIT H
PERMANENT ITEMS TO BE REMOVED FROM PREMISES BY TENANT
(a)	Tenant shall remove, at its sole cost and expense,
(i)	the deionized water system, and the nitrogen, hydrogen, oxygen, caustic, compressed air and vacuum system(s) servicing the Premises, including all associated equipment with respect to the same that is located above-ground;

(ii)	the electric generators that service EPI; and

(iii)	all equipment and fixtures located in the FabTech – Basement Area.
(b)	Tenant may remove, at its sole cost and expense, any hot water system installed by or on behalf of Tenant, and the Tenant’s Specialized Cooling System.

(c)	Tenant shall not remove the existing electric boiler system serving the Premises, nor the Base Cooling System.

EXHIBIT I
INTENTIONALLY DELETED

EXHIBIT J
LICENSE AGREEMENT
[Natural Gas Line]
     THIS LICENSE AGREEMENT (this “Agreement”) is dated this 27 day of December, 2004 by and between TOWNSEND SUMMIT, LLC, a Delaware limited liability company (the “Licensor”) and FABTECH, INC., a Delaware corporation (the “Licensee”).
RECITALS
     WHEREAS, the Licensor and Licensee are parties to that certain Summit Technology Center Lease dated October 29, 1999, as amended by that certain First Lease Amendment dated September 30, 2004 (collectively, the “Lease”), whereby the Licensor leased to the Licensee certain premises at the Summit Technology Campus located at 777 Northwest Blue Parkway, Lee’s Summit, County of Jackson, Missouri, all as more particularly described in the Lease.
     WHEREAS, the Leased Premises are currently the only portion of the Project being serviced by natural gas. In lieu of the Licensor arranging for the provision of natural gas to the Leased Premises, then billing the Licensee for the same, the parties have agreed that the Licensee shall arrange for the provision of natural gas to the Leased Premises and that Licensee shall be responsible for the payment of such service directly.
     WHEREAS, the Licensor and Licensee desire to enter into this Agreement to grant Licensee a license to use the natural gas line(s), pipes and any other related equipment owned by Licensor and located at the Project for the transportation of natural gas to service the Leased Premises.
     NOW, THEREFORE, for and in consideration of the mutual entry into this Agreement by the parties hereto, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by each party hereto, the parties hereto hereby agree as follows:
     1. Recitals; Capitalized Terms. The recitals set forth above are herein incorporated as a substantive part of this Agreement. Unless otherwise specifically defined or otherwise indicated herein, any capitalized term used herein without definition shall have the meaning ascribed to such term in the Lease.
     2. Grant of License. Pursuant to that certain assignment of contract (the “Natural Gas Assignment”) effective as of Dec. 27, 2004 (the “Effective Date”) Licensor assigned all of its rights, duties and obligations under that certain Contract for Sale or Transportation of Natural Gas dated July 1, 1995 between Missouri Gas Energy (“MGE”) and A.T.&T. Corporation (hereinafter, the “MGE Natural Gas Agreement”) to Licensee. Licensor hereby grants a license to Licensee for the exclusive use (subject to the provisions of Paragraph 4 below), at no additional cost to Licensee (subject to the provisions of Paragraph 3 below), of the natural gas line(s), pipes and any other related equipment owned by Licensor and located at the Project (hereinafter, collectively, the “Licensor Gas Line”) for the transportation of natural gas to service the Leased Premises.

     3. Maintenance and Repair. Licensee shall be responsible, at its sole cost and expense, for the maintenance and repair of any portion of the Licensor Gas Line located in, on or under the Leased Premises. Licensor shall be responsible for the maintenance and repair of all other portions of the Licensor Gas Line (hereinafter, the “Non-Licensee Segment”), however, the parties hereto acknowledge and agree that the cost and expense for any such maintenance and repair incurred by Licensor shall be deemed to be, and shall be included as “additional rent” (as such term is used in the Lease) and that until such time as Licensee’s license to use the Licensor Gas Line becomes non-exclusive, as set forth at Section 4 below, Licensee shall be responsible for paying the full amount of any and all costs and expenses of such maintenance and repair as “additional rent” under the Lease.
     4. Assignment of MGE Natural Gas Agreement. Licensee hereby agrees that upon the written request of Licensor, Licensee shall cooperate with Licensor (and/or its designee), and shall execute any document reasonably requested by Licensor (including, without limitation, any document required to amend, modify, assign and/or transfer its rights under the MGE Natural Gas Agreement) such that Licensor (and/or its designee) and/or other Licensees at the Project may obtain the benefits of the MGE Natural Gas Agreement and/or obtain the services of MGE (or such other natural gas provider, as the case may be) for the provision and/or transportation of natural gas to service other portions of the Project (any such act, hereinafter, an “Assignment”). It is the intention of the parties that such Assignment shall be accomplished by, and the parties hereby agree to undertake reasonable efforts to cause such Assignment to be accomplished by, a complete assignment of the MGE Natural Gas Agreement from Licensee to Licensor in form and substance substantially similar to the Natural Gas Assignment. Upon an Assignment, Licensee’s right to use the Licensor Gas Line shall become non-exclusive and Licensor shall allocate to the users thereof (whether in the form of “additional rent” or otherwise) the cost and expense for the maintenance and repair of the Non-Licensee Segment based upon the physical location of such Non-Licensee Segment and the duration and level of the applicable parties’ respective use. In no event shall Licensor be responsible for the interruption and/or unavailability of natural gas to the Project and/or the Leased Premises, nor for any loss, liability, cost, damage or expense arising from or related to such interruption and/or unavailability.
     5. Term. The term of this Agreement shall commence on the Effective Date and shall expire upon the expiration or earlier termination of the Lease.
     6. Indemnification.
          (a) Licensee shall indemnify and save harmless Licensor, its officers, employees, members, agents and servants, from and against any and all claims, actions, suits, judgments, decrees, orders, liability and expense in connection with loss of life, bodily injury and/or damage to property (including the Licensor Gas Line) arising from or out of any occurrence in, upon or with respect to the Licensor Gas Line, to the extent the same is caused by the Licensee, its agents, employees, contractors, servants, subtenants, licensees or concessionaires. If any action or proceeding is brought against Licensor, its officers, employees, members, agents and/or servants, by reason of any of the aforementioned causes, Licensee, upon receiving written notice thereof from Licensor, agrees to defend such action or proceeding by adequate counsel at Licensee’s own expense.

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          (b) Licensor shall indemnify and save harmless Licensee, its officers, employees, agents and servants, from and against any and all claims, actions, suits, judgments, decrees, orders, liability and expense in connection with loss of life, bodily injury and/or damage to property arising from or out of any occurrence in, upon or with respect to the Licensor Gas Line, to the extent the same is caused by the Licensor, its agents, employees, contractors, servants, or any Licensee at the Project (except for the Licensee and any subtenants thereof). If any action or proceeding is brought against Licensee, its officers, employees, agents and/or servants, by reason of any of the aforementioned causes, Licensor, upon receiving written notice thereof from Licensee, agrees to defend such action or proceeding by adequate counsel at Licensor’s own expense.”
     7. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Missouri, except for its conflict of law rules.
     8. Counterpart Execution. This Agreement may be executed in any number of counterparts, each of which shall be fully effective and all of which together shall constitute one and the same instrument.
     9. Representations. The Licensor and the Licensee each hereby represent and warrant to the other that, as of the date hereof, it has the full and sufficient right at law and in equity to execute and deliver this Agreement without the necessity of obtaining any other person’s consent thereto or joinder therein.
     10. Cooperation. Licensor and Licensee each hereby agree to execute and deliver, promptly upon request of the other party hereto, such further agreements or instruments and to do, or cause to be done, such further acts and things, and to provide such cooperation, as may reasonably be necessary or appropriate to accomplish or effectuate the intent of this Agreement.
     11. General.
          11.1 Effectiveness. This Agreement shall be effective only upon its execution and delivery by each party hereto.
          11.2 Binding Effect. This Agreement shall be binding upon and enure to the benefit of each party hereto, and their respective successors and assigns.
          11.3 Headings. The headings of the sections, subsections, paragraphs or subparagraphs hereunder are provided herein for and only for convenience of reference, and should not be considered in construing their contents.
[SIGNATURES APPEAR ON THE FOLLOWING PAGES]

3

     IN WITNESS WHEREOF, the Licensor has caused this License Agreement to be executed and delivered by a duly authorized officer as of the day and year first written above.

WITNESS:	LICENSOR:

TOWNSEND SUMMIT, LLC,
a Delaware limited liability company

/s/ [ILLEGIBLE]	By:	/s/ David Townsend

David Townsend
Vice President
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

4

     IN WITNESS WHEREOF, the Licensee has caused this License Agreement to be executed and delivered by a duly authorized officer as of the day and year first written above.

WITNESS:	LICENSEE:

FABTECH, INC., a Delaware corporation

/s/ Mary Jo Parsons	By:	/s/ Carol Haverkamp

Name: Carol Haverkamp
Title: CFO

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EXHIBIT K

FabTech
Office and Support Space
L.S. R7
Cerner
AT&T
CMSU
State Street
American Century
Vacant
Vacant
Vacant
CAFE
Acceleration
Vacant

07/07/06

EXHIBIT K

SUMMIT TECHNOLOGY CAMPUS

777 NW BLUE PARKWAY

LEE'S SUMMIT, MISSOURI 64086

FabTech Office and support space state street vacant cmsu AT & T CAFE ACCELERATION AMERICAN CENTURY L.S.R7 CERNER
Exhibit K 07/07/06
SUMMIT TECHNOLOGY CAMPUS 777 NW BLUE PARKWAY LEE’S SUMMIT, MISSOURI 64086